Exhibit 10.4

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
THIS AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT is made and dated as of April 24, 2018 and is entered into by and between GENOCEA BIOSCIENCES, INC., a Delaware corporation (“Borrower”), the several banks and other financial institutions or entities from time to time parties to this Agreement (collectively, referred to as “Lender”) and HERCULES CAPITAL, INC., a Maryland corporation, in its capacity as administrative agent and collateral agent for itself and the Lender (in such capacity, the “Agent”).
RECITALS
A.    Borrower and the Lenders party thereto entered into that certain Loan and Security Agreement, dated as of November 20, 2014, as amended by that certain First Amendment to Loan and Security Agreement dated as of December 17, 2015, and as further amended by that certain Second Amendment to Loan and Security Agreement dated as of January 22, 2018, and as may be further amended, restated, supplemented, or otherwise modified from time to time prior to the effectiveness hereof (the “Original Loan and Security Agreement”);
B.    The parties to the Original Loan and Security Agreement have agreed to amend and restate the Original Loan and Security Agreement as set forth in this Agreement, without constituting a novation;
C.    Borrower has requested Lender to make available to Borrower a term loan (“Term Loan Advance”) in an aggregate principal amount of up to Fourteen Million Dollars ($14,000,000) (the “Maximum Term Loan Amount”); and
D.    Lender is willing to make the Term Loan Advance on the terms and conditions set forth in this Agreement.
AGREEMENT
NOW, THEREFORE, Borrower, Agent and Lender agree as follows:
SECTION 1. DEFINITIONS AND RULES OF CONSTRUCTION
1.1    Unless otherwise defined herein, the following capitalized terms shall have the following meanings:
“Account Control Agreement(s)” means any agreement entered into by and among Agent, Borrower and a third party Bank or other institution (including a Securities Intermediary) in which Borrower maintains a Deposit Account or an account holding Investment Property, in each case, not constituting any (i) accounts securing Borrower’s reimbursement obligations under letters of credit permitted hereunder, (ii) accounts used solely to fund payroll or employee benefits or (iii) withholding tax, benefits, trust, escrow or fiduciary accounts, which grants to Agent a perfected first priority security interest in the subject account or accounts.
“ACH Authorization” means the ACH Debit Authorization Agreement in substantially the form of Exhibit H.
“ACH Failure” means the failure of the Automated Clearing House (ACH) system to effect a transfer of the funds due to an administrative error in connection with the institution and execution of the ACH Authorization.
“Advance(s)” means the Term Loan Advance.
“Advance Date” means the funding date of any Advance.
“Advance Request” means a request for an Advance submitted by Borrower to Agent in substantially the form of Exhibit A.
“Affiliate” means (a) any Person that directly or indirectly controls, is controlled by, or is under common control with the Person in question, (b) any Person directly or indirectly owning, controlling or holding with power to vote ten percent (10%) or more of the outstanding voting securities of another Person, (c) any Person ten percent (10%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held by another Person with power to vote such securities, or (d) any Person related by blood or marriage to any Person described in subsection (a), (b) or (c) of this paragraph. As used in the definition of “Affiliate,” the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.
“Agent” has the meaning given to it in the preamble to this Agreement.
“Agreement” means this Loan and Security Agreement, as amended from time to time.
“Amortization Date” means June 1, 2019; provided, however, that if Performance Milestone I occurs prior to May 31, 2019, at the request of Borrower, the Amortization Date shall mean December 1, 2019; provided however, that if Performance Milestone II occurs prior to November 30, 2019, at the request of Borrower, the Amortization Date shall mean June 1, 2020.
“Anti-Corruption Laws” shall mean all laws, rules, and regulations of any jurisdiction applicable to Borrower or any of its Affiliates from time to time concerning or relating to bribery or corruption, including without limitation the United States Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act 2010 and other similar legislation in any other jurisdictions.
“Anti Terrorism Laws” means any laws, rules, regulations or orders relating to terrorism or money laundering, including without limitation Executive Order No. 13224 (effective September 24, 2001), the USA PATRIOT Act, the laws comprising or implementing the Bank Secrecy Act, and the laws administered by OFAC.
“Assignee” has the meaning given to it in Section 11.13.
“Blocked Person” means any Person: (a) listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (b) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (c) a Person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti Terrorism Law, (d) a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224, or (e) a Person that is named a “specially designated national” or “blocked person” on the most current list published by OFAC or other similar list.
“Board” means Borrower’s board of directors.
“Borrower Products” means all products, software, service offerings, technical data or technology currently being designed, manufactured or sold by Borrower or which Borrower intends to sell, license, or distribute in the future including any products or service offerings under development, collectively, together with all products, software, service offerings, technical data or technology that have been sold, licensed or distributed by Borrower since its incorporation.
“Business Day” means any day other than Saturday, Sunday and any other day on which banking institutions in the State of California are closed for business.
“Cash” means all cash and liquid funds.
“Cash Equivalents” means: (a) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within two years from the date of acquisition thereof, (b) commercial paper maturing no more than two years from the date of creation thereof and currently having a rating of at least A-2 or P-2 from either Standard & Poor’s Corporation or Moody’s Investors Service, (c) certificates of deposit issued by any bank with an IDC Rating of greater than 150 maturing no more than two years from the date of investment therein and (d) money market accounts. For the avoidance of doubt, this definition is only applicable for the calculation of the Liquidity Requirement.
“Change in Control” means any (i) reorganization, recapitalization, consolidation or merger (or similar transaction or series of related transactions) of Borrower or any Subsidiary, sale or exchange of outstanding shares (or similar transaction or series of related transactions) of Borrower or any Subsidiary in which the holders of Borrower or Subsidiary’s outstanding shares immediately before consummation of such transaction or series of related transactions do not, immediately after consummation of such transaction or series of related transactions, retain shares representing more than fifty percent (50%) of the voting power of the surviving entity of such transaction or series of related transactions (or the parent of such surviving entity if such surviving entity is wholly owned by such parent), in each case without regard to whether Borrower or Subsidiary is the surviving entity, or (ii) sale or issuance by Borrower of equity securities to one or more purchasers, in a single transaction or series of related transactions not registered under the Securities Act, which securities represent, as of immediately following the closing (or, if there be more than one, any closing) thereof, fifty percent (50%) or more of the then-outstanding total combined voting power of Borrower, other than an issuance of equity securities in a bona fide equity financing or an issuance to the Borrower’s existing shareholders.
“Claims” has the meaning given to it in Section 11.10.
“Closing Date” means the date of this Agreement.
“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.
“Collateral” means the property described in Section 3.
“Common Stock” means the common stock, $0.001 par value per share, of Borrower.
“Confidential Information” has the meaning given to it in Section 11.12.
“Contingent Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any Indebtedness, lease, dividend, letter of credit or other obligation of another, including any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit, corporate credit cards or merchant services issued for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term “Contingent Obligation” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.
“Copyright License” means any written agreement granting any right to use any Copyright or Copyright registration, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.
“Copyrights” means all copyrights, whether registered or unregistered, held pursuant to the laws of the United States, any State thereof, or of any other country.
“Default Rate” is defined in Section 2.3.
“Deposit Accounts” means any “deposit accounts,” as such term is defined in the UCC, and includes any checking account, savings account, or certificate of deposit.
“Domestic Subsidiary” means a Subsidiary of that is a “United States person” within the meaning of Section 7701(a)(30) of the Code.
“Eligible Cash” means all unrestricted and unencumbered cash and Cash Equivalents; provided that Eligible Cash shall not include any cash or Cash Equivalents in (i) accounts or any amounts securing Borrower’s reimbursement obligations under letters of credit permitted hereunder, (ii) accounts used to fund payroll or employee benefits or (iii) withholding tax, benefits, trust, escrow, fiduciary, or similar accounts.
“End of Term Charge” is defined in Section 2.5.
“Equity Rights Letter Agreement” means the Equity Rights Letter Agreement dated as of November 20, 2014 by and between Agent and Borrower, as amended by that certain Amendment to Equity Rights Letter Agreement dated as of even date hereof by and between Agent and Borrower.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.
“Event of Default” has the meaning given to it in Section 9.
“Facility Charge” means one-half of one percent (0.50%) of the Maximum Term Loan Amount, which is Seventy-Thousand Dollars ($70,000).
“Financial Statements” has the meaning given to it in Section 7.1.
“Foreign Subsidiary” means any Subsidiary other than a Subsidiary organized under the laws of any state within the United States.
        “GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time, consistently applied, except that for purposes of the classification of operating leases (other than with respect to Section 7.1), GAAP shall be determined on the basis of such principles in effect on the Closing Date. For purposes of Section 7.1, GAAP shall be determined on the basis of such principles in effect and consistent with those used in the preparation of the most recent audited or unaudited financial statements filed with the Securities and Exchange Commission in a Form 10-K or Form 10-Q (with such changes as are permitted to be made to GAAP pursuant to Section 7.1).
“IDC Rating” means: IDC Financial Publishing, Inc.’s rankings of financial ratios to determine the safety ratings of banks, bank holding companies savings institutions and credit unions.
“Indebtedness” means indebtedness of any kind, including (a) all indebtedness for borrowed money or the deferred purchase price of property or services, including reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations, and (d) all Contingent Obligations; provided that Indebtedness shall not include (i) trade credit entered into in the ordinary course of business due within sixty (60) days, (ii) prepaid or deferred revenue arising in the ordinary course of business and (iii) endorsements of checks or drafts arising in the ordinary course of business.
“Insolvency Proceeding” is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other similar relief.
“Intellectual Property” means all of Borrower’s Copyrights; Trademarks; Patents; Licenses; trade secrets and inventions; mask works; Borrower’s applications therefor and reissues, extensions, or renewals thereof; and Borrower’s goodwill associated with any of the foregoing, together with Borrower’s rights to sue for past, present and future infringement of Intellectual Property and the goodwill associated therewith.
“Investment” means any beneficial ownership (including stock, partnership or limited liability company interests) of or in any Person, or any loan, advance or capital contribution to any Person or the acquisition of all, or substantially all, of the assets of another Person. The amount of any Investment at any time shall be the original principal amount thereof less all dividends, distributions, interest payments, returns of principal or equity or other amount received on the sale or disposition of such Investment on or before such time and shall, if made by the transfer or exchange of assets other than cash, be deemed to have been made in an amount equal to the fair market value of such assets at the time of such Investment.
“Joinder Agreements” means for each Subsidiary, a completed and executed Joinder Agreement in substantially the form attached hereto as Exhibit G.
“Lender” has the meaning given to it in the preamble to this Agreement.
“License” means any Copyright License, Patent License, Trademark License or other license of rights or interests.
“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, levy, lien or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, against any property, any conditional sale or other title retention agreement, and any lease in the nature of a security interest; provided that in no event shall an operating lease entered into in the ordinary course of business or any precautionary UCC filings made pursuant thereto by an applicable lessor or lessee, be deemed to be a Lien.
“Liquidity Requirement” shall have the meaning assigned to such term in Section 7.16.
“Loan” means the Advances made under this Agreement.
“Loan Documents” means this Agreement, the Notes (if any), the ACH Authorization, the Account Control Agreements, the Joinder Agreements, all UCC Financing Statements, the Warrant, the Equity Rights Letter Agreement, any subordination agreement, and any other documents executed in connection with the Secured Obligations or the transactions contemplated hereby, as the same may from time to time be amended, modified, supplemented or restated.
“Material Adverse Effect” means a material adverse effect upon: (i) the business, operations, properties, assets or condition (financial or otherwise) of Borrower; or (ii) the ability of Borrower to perform the Secured Obligations in accordance with the terms of the Loan Documents, or the ability of Agent or Lender to enforce any of its rights or remedies with respect to the Secured Obligations; or (iii) the Collateral or Agent’s Liens on the Collateral or the priority of such Liens.
“Maximum Term Loan Amount” shall have the meaning assigned to such term in the preamble to this Agreement.
“Maximum Rate” shall have the meaning assigned to such term in Section 2.2.
“Note(s)” means a promissory note or promissory notes to evidence Lender’s Loans.
“OFAC” is the U.S. Department of Treasury Office of Foreign Assets Control.
“OFAC Lists” are, collectively, the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) and/or any other list of terrorists or other restricted Persons maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Executive Orders.
“Original End of Term Charge” is defined in Section 2.6.
“Original Term Loan Advances” is defined in Section 2.1(a).
“Patent License” means any written agreement granting any right with respect to any invention on which a Patent is in existence or a Patent application is pending, in which agreement Borrower now holds or hereafter acquires any interest.
“Patents” means all letters patent of, or rights corresponding thereto, in the United States or in any other country, all registrations and recordings thereof, and all applications for letters patent of, or rights corresponding thereto, in the United States or any other country.
“Performance Milestone I” means confirmation by Agent, in Agent’s reasonable discretion, after the Closing Date, but on or prior to May 31, 2019 that (a) Borrower has delivered evidence satisfactory to Agent in Agent’s reasonable discretion that [* * *]; (b) at least one of the following milestones have been achieved: [* * *] and (c) no Event of Default has occurred or is continuing.
“Performance Milestone II” means confirmation by Agent, in Agent’s reasonable discretion, that after the Closing Date, but on or prior to November 30, 2019 (a) Performance Milestone I has occurred and (b) [* * *].
“Permitted Indebtedness” means: (i) Indebtedness of Borrower in favor of Lender or Agent arising under this Agreement or any other Loan Document; (ii) Indebtedness existing on the Closing Date which is disclosed in Schedule 1A; (iii) Indebtedness of up to $150,000 outstanding at any time secured by a Lien described in clause (vii) of the defined term “Permitted Liens,” provided such Indebtedness does not exceed the lesser of the cost or fair market value of the Equipment financed with such Indebtedness; (iv) Indebtedness to trade creditors incurred in the ordinary course of business, including Indebtedness incurred in the ordinary course of business with corporate credit cards; (v) Indebtedness that also constitutes a Permitted Investment; (vi) Subordinated Indebtedness; (vii) reimbursement obligations in connection with letters of credit that are secured by cash or cash equivalents and issued on behalf of Borrower or a Subsidiary thereof in an amount not to exceed $475,000 at any time outstanding, (viii) other Indebtedness in an amount not to exceed $150,000 at any time outstanding, and (ix) extensions, refinancings, renewals, modifications, amendments or restatements of any items of Permitted Indebtedness, provided that the principal amount is not increased or the terms modified do not impose materially more burdensome terms upon Borrower or its Subsidiary, as the case may be.
“Permitted Investment” means: (i) Investments existing on the Closing Date which are disclosed in Schedule 1B; (ii) (a) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one year from the date of acquisition thereof, (b) commercial paper maturing no more than one year from the date of creation thereof and currently having a rating of at least A-2 or P-2 from either Standard & Poor’s Corporation or Moody’s Investors Service, (c) certificates of deposit issued by any bank with assets of at least $500,000,000 maturing no more than one year from the date of investment therein, and (d) money market accounts; (iii) repurchases of stock from former employees, directors, or consultants of Borrower under the terms of applicable repurchase agreements at the original issuance price of such securities in an aggregate amount not to exceed $250,000 in any fiscal year, provided that no Event of Default has occurred, is continuing or would exist after giving effect to the repurchases; (iv) Investments accepted in connection with Permitted Transfers; (v) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of Borrower’s business; (vi) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business, provided that this subparagraph (vi) shall not apply to Investments of Borrower in any Subsidiary; (vii) Investments consisting of loans not involving the net transfer on a substantially contemporaneous basis of cash proceeds to employees, officers or directors relating to the purchase of capital stock of Borrower pursuant to employee stock purchase plans or other similar agreements approved by Borrower’s Board; (viii) Investments consisting of travel advances in the ordinary course of business; (ix) Investments in newly-formed Domestic Subsidiaries, provided that each such Domestic Subsidiary enters into a Joinder Agreement promptly after its formation by Borrower and execute such other documents as shall be reasonably requested by Agent; (x) Investments in Foreign Subsidiaries approved in advance in writing by Agent; (xi) Investments in joint ventures in which (a) Borrower has the power to direct or cause the direction of the management and policies of such joint venture, whether through ownership of voting securities or by contract or otherwise and (b) the aggregate cash Investments by Borrower and/or its Subsidiaries with respect to, and in connection with, any such joint venture, at any time outstanding does not exceed $1,000,000 and not to exceed $3,000,000 in the aggregate for all joint ventures; (xii) Investments consisting of Permitted Indebtedness; (xiii) additional Investments that do not exceed $250,000 in the aggregate; (xiv) any Investments permitted by Borrower’s investment policy attached hereto as Exhibit I, as amended from time to time, provided that any such amendment thereto has been approved in writing by Lender; and (xv) Investments in Securities Corporation, provided that Borrower is, at all times, in compliance with the Liquidity Requirement.
“Permitted Liens” means any and all of the following: (i) Liens in favor of Agent or Lender; (ii) Liens existing on the Closing Date which are disclosed in Schedule 1C; (iii) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings; provided, that Borrower maintains adequate reserves therefor in accordance with GAAP; (iv) Liens securing claims or demands of materialmen, artisans, mechanics, carriers, warehousemen, landlords and other like Persons arising in the ordinary course of Borrower’s business and imposed without action of such parties; provided, that the payment thereof is not yet required; (v) Liens arising from judgments, decrees or attachments in circumstances which do not constitute an Event of Default hereunder; (vi) the following deposits, to the extent made in the ordinary course of business: deposits under worker’s compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations (other than Liens arising under ERISA or environmental Liens) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds; (vii) Liens on Equipment or software or other intellectual property constituting purchase money Liens and Liens in connection with capital leases securing Indebtedness permitted in clause (iii) of “Permitted Indebtedness”; (viii) Liens incurred in connection with Subordinated Indebtedness, provided such Liens only encumber assets and property of Borrower that are subject to a first priority perfected security interest in favor of Agent (ix) leasehold interests in leases or subleases and licenses granted in the ordinary course of business and not interfering in any material respect with the business of the licensor; (x) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties that are promptly paid on or before the date they become due; (xi) Liens on insurance proceeds securing the payment of financed insurance premiums that are promptly paid on or before the date they become due (provided that such Liens extend only to such insurance proceeds and not to any other property or assets); (xii) statutory and common law rights of set-off and other similar rights as to deposits of cash and securities in favor of banks, other depository institutions and brokerage firms; (xiii) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business so long as they do not materially impair the value or marketability of the related property; (xiv) Liens on cash or cash equivalents securing obligations permitted under clause (vii) of the definition of Permitted Indebtedness; and (xv) Liens incurred in connection with the extension, renewal or refinancing of the Indebtedness secured by Liens of the type described in clauses (i) through (xi) above; provided, that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed, refinanced, modified, amended or restated (as may have been reduced by any payment thereon) does not increase.

“Permitted Transfers” means (i) sales of Inventory in the ordinary course of business, (ii) licenses and similar arrangements for the use of Intellectual Property in the ordinary course of business and licenses that could not result in a legal transfer of title of the licensed property but that may be exclusive in the ordinary course of business, (iii) dispositions of worn-out, obsolete or surplus Equipment at fair market value in the ordinary course of business, (iv) the use or transfer of money or cash equivalents in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents and in the ordinary course of business, (v) consisting of Permitted Liens, (vi) other Transfers of assets having a fair market value of not more than $250,000 in the aggregate in any fiscal year, and (vii) any transfers from time to time between Borrower and Securities Corporation, provided that Borrower, is at all times, in compliance with the Liquidity Requirement.
“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, other entity or government.
“Prepayment Charge” shall have the meaning assigned to such term in Section 2.4.
“Prime Rate” means the “prime rate” as reported in The Wall Street Journal, and if not reported, then the prime rate most recently reported in The Wall Street Journal.
“Receivables” means (i) all of Borrower’s Accounts, Instruments, Documents, Chattel Paper, Supporting Obligations, letters of credit, proceeds of any letter of credit, and Letter of Credit Rights, and (ii) all customer lists, software, and business records related thereto.
“Required Lenders” means at any time, the holders of more than 50% of the aggregate unpaid principal amount of the Term Loan Advance then outstanding.
“Sanctioned Country” shall mean, at any time, a country or territory which is the subject or target of any Sanctions.
“Sanctioned Person” shall mean, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or by the United Nations Security Council, the European Union or any EU member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person controlled by any such Person.
“Sanctions” shall mean economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.
“Securities Corporation” means Genocea Securities Corp., a Massachusetts securities corporation.
“Secured Obligations” means Borrower’s obligations under this Agreement and any Loan Document (other than the Warrant), including any obligation to pay any amount now owing or later arising.
“Securities Act” means the Securities Act of 1933, as amended.
“Subordinated Indebtedness” means Indebtedness subordinated to the Secured Obligations in amounts and on terms and conditions satisfactory to Agent in its sole reasonable discretion.
“Subsequent Financing” means the closing of any Borrower financing which becomes effective after the Closing Date and results in aggregate proceeds to Borrower of at least $10,000,000.
“Subsidiary” means an entity, whether corporate, partnership, limited liability company, joint venture or otherwise, in which Borrower owns or controls 50% or more of the outstanding voting securities, including each entity listed on Schedule 1 hereto.
“Term Commitment” means as to any Lender, the obligation of such Lender, if any, to make the Term Loan Advance to Borrower in a principal amount not to exceed the amount set forth under the heading “Term Commitment” opposite such Lender’s name on Schedule 1.1.
“Term Loan Advance” is defined in Recital C hereof.
“Term Loan Interest Rate” means for any day, a floating per annum rate equal to the greater of either (i) seven and three quarters of one percent (7.75%), or (ii) the sum of (A) seven and three quarters of one percent (7.75%), plus (B) the Prime Rate minus (C) five percent (5.0%). The Term Loan Interest Rate will change from time to time on the day the Prime Rate changes.
“Term Loan Maturity Date” means May 1, 2021.
“Trademark License” means any written agreement granting any right to use any Trademark or Trademark registration, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.
“Trademarks” means all trademarks (registered, common law or otherwise) and any applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof.
“UCC” means the Uniform Commercial Code as the same is, from time to time, in effect in the State of California; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Agent’s Lien on any Collateral is governed by the Uniform Commercial Code as the same is, from time to time, in effect in a jurisdiction other than the State of California, then the term “UCC” shall mean the Uniform Commercial Code as in effect, from time to time, in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.
“Warrant” means, collectively, (a) the Warrant Agreement dated as of November 20, 2014, by and between Agent and Borrower and (b) the Warrant Agreement dated as of even date herewith by and between Agent and Borrower, in each case, as may be amended, restated or modified from time to time.
Unless otherwise specified, all references in this Agreement or any Annex or Schedule hereto to a “Section,” “subsection,” “Exhibit,” “Annex,” or “Schedule” shall refer to the corresponding Section, subsection, Exhibit, Annex, or Schedule in or to this Agreement. Unless otherwise specifically provided herein, any accounting term used in this Agreement or the other Loan Documents shall have the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed in accordance with GAAP, consistently applied. Unless otherwise defined herein or in the other Loan Documents, terms that are used herein or in the other Loan Documents and defined in the UCC shall have the meanings given to them in the UCC.
SECTION 2.     THE LOAN
2.1    Term Loan.
(a)    Advance. Pursuant to the Original Loan and Security Agreement, the Lenders party thereto extended the “Term A Loan Advance” and the “Term B Loan Advance” (each as defined in the Original Loan and Security Agreement) to Borrower in the original aggregate principal amount of Seventeen Million Dollars ($17,000,000) (the “Original Term Loan Advances”).  Borrower acknowledges and agrees that, as of the Closing Date, Thirteen Million Three Hundred Sixteen Thousand One Hundred Four and 36/100 Dollars ($13,316,104.36) of the principal amount of the Original Term Loan Advances remains outstanding and such entire outstanding principal balance shall for all purposes hereunder be deemed to constitute and be referred to, and hereby is converted into, the Term Loan Advance hereunder, without constituting a novation. Such conversion of the Original Term Loan Advances into the Term Loan Advance hereunder shall be deemed an Advance on the Closing Date for purposes of this Agreement. The aggregate outstanding Advances shall not exceed the Maximum Term Loan Amount. Subject to the terms and conditions of this Agreement, Lender will severally (and not jointly) make, in an amount not to exceed its respective Term Commitment, and Borrower agrees to draw, the Term Loan Advance on the Closing Date.
(b)     Advance Request. To obtain the Term Loan Advance, Borrower shall complete, sign and deliver an Advance Request to Agent (at least one (1) Business Day before the Closing Date). Lender shall fund the Term Loan Advance in the manner requested by the Advance Request provided that each of the conditions precedent to the Term Loan Advance are satisfied as of the requested Closing Date.
(c)    Interest. The principal balance of the Term Loan Advance shall bear interest thereon from the Advance Date at the Term Loan Interest Rate based on a year consisting of 360 days, with interest computed daily based on the actual number of days elapsed. The Term Loan Interest Rate will float and change on the day the Prime Rate changes from time to time.
(d)    Payment. Borrower will pay interest on the Term Loan Advance on the first (1st) Business Day of each month, beginning the month after the Advance Date. Borrower shall repay the aggregate principal balance of the Term Loan Advance that is outstanding on the day immediately preceding the Amortization Date in equal monthly installments of principal and interest (mortgage style) beginning on the Amortization Date and continuing on the first (1st) Business Day of each month thereafter, until the Secured Obligations (other than inchoate indemnity obligations) are repaid. The entire principal balance of the Term Loan Advance and all accrued but unpaid interest hereunder, and all other Secured Obligations with respect to the Term Loan Advance, shall be due and payable on Term Loan Maturity Date. Borrower shall make all payments under this Agreement without setoff, recoupment or deduction and regardless of any counterclaim or defense. Lender will initiate debit entries to Borrower’s account as authorized on the ACH Authorization (i) on each payment date of all periodic obligations payable to Lender under the Term Advance and (ii) reasonable and invoiced out-of-pocket legal fees and costs incurred by Agent or Lender in connection with Section 11.11 of this Agreement; provided, with respect to clause (i) above, in the event that Lender or Agent informs Borrower that Lender will not initiate a debit entry to Borrower’s account for a certain amount of the periodic obligations due on a specific payment date, Borrower shall pay to Lender such amount of periodic obligations in full in immediately available funds on such payment date; provided, further, that, with respect to clause (i) above, if Lender or Agent informs Borrower that Lender will not initiate a debit entry as described above later than the date that is three (3) Business Days prior to such payment date, Borrower shall pay to Lender such amount of periodic obligations in full in immediately available funds on the date that is three (3) Business Days after the date on which Lender or Agent notifies Borrower of such; provided, further, that, with respect to clause (ii) above, in the event that Lender or Agent informs Borrower that Lender will not initiate a debit entry to Borrower’s account for certain amount of such out-of-pocket legal fees and costs incurred by Agent or Lender, Borrower shall pay to Lender such amount in full in immediately available funds within three (3) Business Days. Once repaid, the Term Loan Advance or any portion thereof may not be reborrowed.
2.2    Maximum Interest. Notwithstanding any provision in this Agreement or any other Loan Document, it is the parties’ intent not to contract for, charge or receive interest at a rate that is greater than the maximum rate permissible by law that a court of competent jurisdiction shall deem applicable hereto (which under the laws of the State of California shall be deemed to be the laws relating to permissible rates of interest on commercial loans) (the “Maximum Rate”). If a court of competent jurisdiction shall finally determine that Borrower has actually paid to Lender an amount of interest in excess of the amount that would have been payable if all of the Secured Obligations had at all times borne interest at the Maximum Rate, then such excess interest actually paid by Borrower shall be applied as follows: first, to the payment of the Secured Obligations consisting of the outstanding principal amount of the Term Loan Advance; second, after all principal is repaid, to the payment of Lender’s accrued interest, costs, expenses, professional fees and any other Secured Obligations; and third, after all Secured Obligations are repaid, the excess (if any) shall be refunded to Borrower.
2.3    Default Interest. In the event any payment is not paid on the scheduled payment date (or within three (3) Business Days of the scheduled payment date, provided that such late payment is due to an ACH Failure), an amount equal to five percent (5%) of the past due amount shall be payable on demand, provided that no such amount shall be payable if such nonpayment is due to Lender’s failure to initiate debt entries pursuant to the ACH Authorization. In addition, upon the occurrence and during the continuation of an Event of Default hereunder, all Secured Obligations, including principal, interest, compounded interest, and professional fees, shall bear interest at a rate per annum equal to the rate set forth in Section 2.1(c), plus five percent (5%) per annum (the “Default Rate”). In the event any interest is not paid when due hereunder, delinquent interest shall be added to principal and shall bear interest on interest, compounded at the rate set forth in Section 2.1(c) or Section 2.3, as applicable.
2.4    Prepayment. At its option upon at least seven (7) Business Days prior notice to the Agent, Borrower may at any time prepay all or a portion of the outstanding Advance by paying the entire principal balance (or such portion thereof), all accrued and unpaid interest thereon, together with a prepayment charge equal to the following percentage of the Advance amount being prepaid: if the Advance amount is prepaid in any of the first twelve (12) months following the Closing Date, three percent (3.0%); after twelve (12) months following the Closing Date but on or prior to twenty four (24) months following the Closing Date, two percent (2.0%); and thereafter, one percent (1.0%) (each, a “Prepayment Charge”). Borrower agrees that the Prepayment Charge is a reasonable calculation of Lender’s lost profits in view of the difficulties and impracticality of determining actual damages resulting from an early repayment of the Advance. Borrower shall prepay the outstanding amount of all principal and accrued interest through the prepayment date and the Prepayment Charge upon the occurrence of a Change in Control. Notwithstanding the foregoing, Agent and Lender agree to waive the Prepayment Charge if Agent and Lender (in its sole and absolute discretion) agree in writing to refinance the Advance prior to the Term Loan Maturity Date. For the avoidance of doubt, Lender and Agent hereby agree that the Term Loan Advance hereunder does not constitute prepayment of the Original Term Loan Advances.
2.5    End of Term Charge. On the earliest to occur of (i) the Term Loan Maturity Date, (ii) the date that Borrower prepays the outstanding Secured Obligations, or (iii) the date that the Secured Obligations (other than any inchoate indemnity obligations) become due and payable, Borrower shall pay Lender a charge equal to six and seven-tenths of one percent (6.70%) of the aggregate original principal amount of the Term Loan Advance extended by Lender, which is Nine Hundred Thirty-Eight Thousand Dollars ($938,000) (the “End of Term Charge”). Notwithstanding the required payment date of such charge, it shall be deemed earned by Lender as of the Closing Date.
2.6    Original Loan and Security Agreement End of Term Charge. On the earliest to occur of (i) January 1, 2019, (ii) the date that Borrower prepays the outstanding Secured Obligations, or (iii) the date that the Secured Obligations become due and payable, Borrower shall pay Lender a charge equal to four and ninety-five hundredths of one percent (4.95%) of the Original Term Loan Advances, which is Eight Hundred Forty-One Thousand Five Hundred Dollars ($841,500) (the “Original End of Term Charge”). Notwithstanding the required payment date of such charge, it shall be deemed earned by Lender as of November 20, 2014.
2.7    Notes. If so requested by Lender by written notice to Borrower, then Borrower shall execute and deliver to Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of Lender pursuant to Section 11.13) (promptly after Borrower’s receipt of such notice) a Note or Notes to evidence Lender’s Loans.
2.8    Pro Rata Treatment. Each payment (including prepayment) on account of any fee and any reduction of the Term Loans shall be made pro rata according to the Term Commitments of the relevant Lender.
SECTION 3.     SECURITY INTEREST
3.1    As security for the prompt, complete and indefeasible payment when due (whether on the payment dates or otherwise) of all the Secured Obligations, Borrower grants to Agent a security interest in all of Borrower’s right, title, and interest in and to the following personal property whether now owned or hereafter acquired (collectively, the “Collateral”): (a) Receivables; (b) Equipment; (c) Fixtures; (d) General Intangibles (other than Intellectual Property); (e) Inventory; (f) Investment Property (but excluding thirty-five percent (35%) of the capital stock of any Foreign Subsidiary that constitutes a Permitted Investment); (g) Deposit Accounts; (h) Cash; (i) Goods; and all other tangible and intangible personal property of Borrower (other than Intellectual Property) whether now or hereafter owned or existing, leased, consigned by or to, or acquired by, Borrower and wherever located, and any of Borrower’s property in the possession or under the control of Agent; and, to the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of each of the foregoing; provided, however, that the Collateral shall include all Accounts and General Intangibles that consist of rights to payment and proceeds from the sale, licensing or disposition of all or any part, or rights in, the Intellectual Property (the “Rights to Payment”). Notwithstanding the foregoing, Borrower is not granting to Agent, and Agent is not receiving from Borrower, any grant of a security interest in (a) any of the outstanding capital stock or other equity interests of any directly owned Foreign Subsidiary of Borrower in excess of sixty-five percent (65%) of the voting power of all classes of such capital stock or other equity interests of such Subsidiary entitled to vote, (b) any particular asset if the pledge thereof or the security interest therein is prohibited or restricted by applicable law, rule or regulation (including any requirement to obtain the consent of any governmental authority, regulatory authority or third party), provided that the foregoing exclusion of this clause (b) shall in no way be construed (1) to apply to the extent that any described prohibition or restriction is unenforceable under Section 9-406, 9-407, 9-408, or 9-409 of the UCC or other applicable law or (2) to apply to the extent that any consent or waiver has been obtained, or is hereafter obtained, that would permit the Agent’s security interest or Lien notwithstanding the prohibition or restriction on the pledge of such asset, or (c) rights held under a license that are not assignable by their terms without the consent of the licensor thereof (but only to the extent such restriction on assignment is enforceable under applicable law).
SECTION 4.     CONDITIONS PRECEDENT TO LOAN
The obligation of Lender to make the Term Loan Advance hereunder is subject to the satisfaction by Borrower of the following conditions:
4.1    Initial Advance. On or prior to the Closing Date, Borrower shall have delivered to Agent the following:
(a)    executed originals of the Loan Documents, Account Control Agreements, and any other documents and instruments reasonably required by Agent to effectuate the transactions contemplated hereby or to create and perfect the Liens of Agent with respect to all Collateral, in all cases in form and substance reasonably acceptable to Agent;
(b)    certified copy of resolutions of Borrower’s Board evidencing approval of (i) the Loan and other transactions evidenced by the Loan Documents; and (ii) the Warrant and transactions evidenced thereby;
(c)    certified copies of the Certificate of Incorporation and the Bylaws, as amended through the Closing Date, of Borrower;
(d)    a certificate of good standing for Borrower from its state of incorporation and similar certificates from all other jurisdictions in which it does business and where the failure to be qualified would have a Material Adverse Effect;
(e)    payment of the Facility Charge and reimbursement of Agent’s and Lender’s current expenses reimbursable pursuant to this Agreement, which amounts may be deducted from the initial Advance;
(f)    all certificates of insurance and copies of each insurance policy required hereunder; and
(g)    such other documents as Agent may reasonably request.
4.2    All Advances. On the Advance Date:
(a)    Agent shall have received (i) the Advance Request for the Advance as required by Section 2.1(b), duly executed by Borrower’s Chief Executive Officer or Chief Financial Officer, and (ii) any other documents Agent may reasonably request.
(b)    The representations and warranties set forth in Section 5 of this Agreement and in Section 5 of the Warrant shall be true and correct in all material respects on and as of the Advance Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date.
(c)    Borrower shall be in compliance with all the terms and provisions set forth herein and in each other Loan Document on its part to be observed or performed, and at the time of and immediately after the Advance no Event of Default shall have occurred and be continuing.
(d)    The Advance Request shall be deemed to constitute a representation and warranty by Borrower on the Advance Date as to the matters specified in paragraphs (b) and (c) of this Section 4.2 and as to the matters set forth in the Advance Request.
4.3    No Default. As of the Closing Date and the Advance Date, (i) no fact or condition exists that would (or would, with the passage of time, the giving of notice, or both) constitute an Event of Default and (ii) no event that has had or could reasonably be expected to have a Material Adverse Effect has occurred and is continuing.
SECTION 5.     REPRESENTATIONS AND WARRANTIES OF BORROWER
Borrower represents and warrants that:
5.1    Corporate Status. Borrower is a corporation duly organized, legally existing and in good standing under the laws of the State of Delaware, and is duly qualified as a foreign corporation in all jurisdictions in which the nature of its business or location of its properties require such qualifications and where the failure to be qualified could reasonably be expected to have a Material Adverse Effect. Borrower’s present name, former names (if any), locations, place of formation, tax identification number, organizational identification number and other information are correctly set forth in Exhibit C, as may be updated by Borrower in a written notice (including any Compliance Certificate) provided to Agent after the Closing Date.
5.2    Collateral. Borrower owns the Collateral and the Intellectual Property, free of all Liens, except for Permitted Liens. Borrower has the power and authority to grant to Agent a Lien in the Collateral as security for the Secured Obligations .
5.3    Consents. Borrower’s execution, delivery and performance of this Agreement and all other Loan Documents, and Borrower’s execution of the Warrant, (i) have been duly authorized by all necessary corporate action of Borrower, (ii) will not result in the creation or imposition of any Lien upon the Collateral, other than Permitted Liens and the Liens created by this Agreement and the other Loan Documents, (iii) do not violate any provisions of Borrower’s Certificate or Articles of Incorporation (as applicable), bylaws, or any, law, regulation, order, injunction, judgment, decree or writ to which Borrower is subject and (iv) except as described on Schedule 5.3, do not materially violate any material contract or agreement or require the consent or approval of any other Person which has not already been obtained except for consents and approvals the failure of which to obtain could not reasonably be expected to have a material adverse effect on Borrower’s business. The individual or individuals executing the Loan Documents and the Warrant are duly authorized to do so.
5.4    Material Adverse Effect. No event that has had or could reasonably be expected to have a Material Adverse Effect has occurred and is continuing.
5.5    Actions Before Governmental Authorities. Except as described on Schedule 5.5, there are no actions, suits or proceedings at law or in equity or by or before any governmental authority now pending or, to the knowledge of Borrower, threatened against or affecting Borrower or its property, which would reasonably be expected to result in liability in excess of $100,000.
5.6    Laws. Neither Borrower nor any of its Subsidiaries is in violation of any law, rule or regulation, or in default with respect to any judgment, writ, injunction or decree of any governmental authority, where such violation or default is reasonably expected to result in a Material Adverse Effect. Borrower is not in default in any manner under any provision of any material agreement or instrument evidencing Indebtedness in excess of $100,000, or any other material agreement to which it is a party or by which it is bound, which default could reasonably be expected to have a Material Adverse Effect.
Neither Borrower nor any of its Subsidiaries is an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act of 1940, as amended. Neither Borrower nor any of its Subsidiaries is engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors). Borrower and each of its Subsidiaries has complied in all material respects with the Federal Fair Labor Standards Act. Neither Borrower nor any of its Subsidiaries is a “holding company” or an “affiliate” of a “holding company” or a “subsidiary company” of a “holding company” as each term is defined and used in the Public Utility Holding Company Act of 2005. Neither Borrower’s nor any of its Subsidiaries’ properties or assets has been used by Borrower or such Subsidiary or, to Borrower’s Knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than in material compliance with applicable laws. Borrower and each of its Subsidiaries has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all Governmental Authorities that are necessary to continue their respective businesses as currently conducted where failure to do so could reasonably be expected to have a Material Adverse Effect.
None of Borrower, any of its Subsidiaries, or any of Borrower’s or its Subsidiaries’ Affiliates or any of their respective agents acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement is (i) in violation of any Anti Terrorism Law, (ii) engaging in or conspiring to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding or attempts to violate, any of the prohibitions set forth in any Anti Terrorism Law, or (iii) is a Blocked Person. None of Borrower, any of its Subsidiaries, or to the knowledge of Borrower and any of their Affiliates or agents, acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement, (x) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (y) deals in, or otherwise engages in any transaction relating to, any property or interest in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Anti Terrorism Law. None of the funds to be provided under this Agreement will be used, directly or indirectly, (a) for any activities in violation of any applicable anti-money laundering, economic sanctions and anti-bribery laws and regulations laws and regulations or (b) for any payment to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.
5.7    Information Correct and Current. No information, report, Advance Request, financial statement, exhibit or schedule furnished, by or on behalf of Borrower to Agent in connection with any Loan Document or included therein or delivered pursuant thereto, taken as a whole for the relevant period, contained, contains or will contain any material misstatement of fact or omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not misleading at the time such statement was made or deemed made (it being recognized by Agent and the Lenders that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results). Additionally, any and all financial or business projections provided by Borrower to Agent, whether prior to or after the Closing Date, shall be (i) provided in good faith and based on the most current data and information available to Borrower, and (ii) the most current of such projections provided to Borrower’s Board.
5.8    Tax Matters. Except as described on Schedule 5.8, (a) Borrower has filed all federal, state and local tax returns that it is required to file, (b) Borrower has duly paid or fully reserved for all taxes or installments thereof (including any interest or penalties) as and when due, which have or may become due pursuant to such returns, and (c) Borrower has paid or fully reserved for any tax assessment received by Borrower for the three (3) years preceding the Closing Date, if any (including any taxes being contested in good faith and by appropriate proceedings), in each case ((a)-(c)) except with respect to taxes that do not exceed $25,000 in the aggregate.
5.9    Intellectual Property Claims. Borrower is the sole owner of, or otherwise has the right to use, the Intellectual Property. Each of the material Copyrights, Trademarks and Patents is valid and enforceable, no material part of the Intellectual Property has been judged invalid or unenforceable, in whole or in part, and no claim has been made to Borrower that any material part of the Intellectual Property violates the rights of any third party which could reasonably be expected to have a material adverse effect on Borrower’s business. Exhibit D is a true, correct and complete list of each of Borrower’s Patents, registered Trademarks, registered Copyrights, and material agreements under which Borrower licenses Intellectual Property from third parties (other than shrink-wrap software licenses), together with application or registration numbers, as applicable, owned by Borrower or any Subsidiary, in each case as of the Closing Date. Borrower is not in material breach of, nor has Borrower failed to perform any material obligations under, any of the foregoing contracts, licenses or agreements and, to Borrower’s knowledge, no third party to any such contract, license or agreement is in material breach thereof or has failed to perform any material obligations thereunder which material breach could reasonably be expected to have a material adverse effect on Borrower’s business.
5.10    Intellectual Property. Except as described on Schedule 5.10, Borrower has, or in the case of any proposed business, will have, all material rights with respect to Intellectual Property necessary in the operation or conduct of Borrower’s business as currently conducted and proposed to be conducted by Borrower. Without limiting the generality of the foregoing, and in the case of Licenses, except for restrictions that are unenforceable under Division 9 of the UCC, Borrower has the right, to the extent required to operate Borrower’s business, to freely transfer, license or assign Intellectual Property owned by Borrower without condition, restriction or payment of any kind (other than license payments in the ordinary course of business) to any third party, and Borrower owns or has the right to use, pursuant to valid licenses, all software development tools, library functions, compilers and all other third-party software and other items that are used in the design, development, promotion, sale, license, manufacture, import, export, use or distribution of Borrower Products, except customary covenants in inbound license agreements, equipment leases and real property leases where Borrower is the licensee or lessee.
5.11    Borrower Products. No Intellectual Property owned by Borrower or Borrower Product has been or is subject to any actual or, to the knowledge of Borrower, threatened litigation, proceeding (including any proceeding in the United States Patent and Trademark Office or any corresponding foreign office or agency) or outstanding decree, order, judgment, settlement agreement or stipulation that restricts in any manner Borrower’s use, transfer or licensing thereof or that may affect the validity, use or enforceability thereof, in each case, which could reasonably be expected to have a material adverse effect on Borrower’s business. There is no decree, order, judgment, agreement, stipulation, arbitral award or other provision entered into in connection with any litigation or proceeding that obligates Borrower to grant licenses or ownership interest in any future Intellectual Property related to the operation or conduct of the business of Borrower or Borrower Products. Except as set forth on the Compliance Certificate, Borrower has not received any written notice or claim, or, to the knowledge of Borrower, oral notice or claim, challenging or questioning Borrower’s ownership in any Intellectual Property material to Borrower’s business (or written notice of any claim challenging or questioning the ownership in any licensed Intellectual Property material to Borrower’s business of the owner thereof) or suggesting that any third party has any claim of legal or beneficial ownership with respect thereto nor, to Borrower’s knowledge, in each case, is there a reasonable basis for any such claim. Neither Borrower’s use of its Intellectual Property material to Borrower’s business nor the production and sale of Borrower Products infringes the Intellectual Property or other rights of others.
5.12    Financial Accounts. Exhibit E, as may be updated by Borrower in a written notice provided to Agent after the Closing Date, is a true, correct and complete list of (a) all banks and other financial institutions at which Borrower or any Subsidiary maintains Deposit Accounts and (b) all institutions at which Borrower or any Subsidiary maintains an account holding Investment Property, and such exhibit correctly identifies the name, address and telephone number of each bank or other institution, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor.
5.13    Employee Loans. Except as permitted by Section 7.7(c), Borrower has no outstanding loans to any employee, officer or director of Borrower nor has Borrower guaranteed the payment of any loan made to an employee, officer or director of Borrower by a third party.
5.14    Subsidiaries. Borrower does not own any stock, partnership interest or other securities of any Person, except for Permitted Investments. Attached as Schedule 1, as may be updated by Borrower in a written notice provided after the Closing Date, is a true, correct and complete list of each Subsidiary.
SECTION 6.     INSURANCE; INDEMNIFICATION
6.1    Coverage. Borrower shall cause to be carried and maintained commercial general liability insurance, on an occurrence form, against risks customarily insured against in Borrower’s line of business. Such risks shall include the risks of bodily injury, including death, property damage, personal injury, advertising injury, and contractual liability per the terms of the indemnification agreement found in Section 6.3. Borrower must maintain a minimum of $2,000,000 of commercial general liability insurance for each occurrence. Borrower has and agrees to maintain a minimum of $2,000,000 of directors’ and officers’ insurance for each occurrence and $5,000,000 in the aggregate. So long as there are any Secured Obligations outstanding, Borrower shall also cause to be carried and maintained insurance upon the Collateral, insuring against all risks of physical loss or damage howsoever caused, in an amount not less than the full replacement cost of the Collateral, provided that such insurance may be subject to standard exceptions and deductibles.
6.2    Certificates. Borrower shall deliver to Agent certificates of insurance that evidence Borrower’s compliance with its insurance obligations in Section 6.1 and the obligations contained in this Section 6.2. Borrower’s insurance certificate shall state Agent (shown as “Hercules Capital, Inc., as Agent”) is an additional insured for commercial general liability, a loss payee for all risk property damage insurance, subject to the insurer’s approval, and a loss payee for property insurance and additional insured for liability insurance for any future insurance that Borrower may acquire from such insurer. Attached to the certificates of insurance will be additional insured endorsements for liability and lender’s loss payable endorsements for all risk property damage insurance. All certificates of insurance will provide for a minimum of thirty (30) days advance written notice to Agent of cancellation (other than cancellation for non-payment of premiums, for which ten (10) days’ advance written notice shall be sufficient) or any other change adverse to Agent’s interests. Any failure of Agent to scrutinize such insurance certificates for compliance is not a waiver of any of Agent’s rights, all of which are reserved. Borrower shall provide Agent with copies of each insurance policy, and upon entering or amending any insurance policy required hereunder, Borrower shall provide Agent with copies of such policies and shall promptly deliver to Agent updated insurance certificates with respect to such policies.
6.3    Indemnity. Borrower agrees to indemnify and hold Agent, Lender and their officers, directors, employees, agents, in-house attorneys, representatives and shareholders (each, an “Indemnified Person”) harmless from and against any and all claims, costs, expenses, damages and liabilities (including such claims, costs, expenses, damages and liabilities based on liability in tort, including strict liability in tort), including reasonable and documented out-of-pocket costs (including reasonable attorneys’ fees and disbursements and other costs of investigation or defense (including those incurred upon any appeal) (collectively, “Liabilities”), that may be instituted or asserted against or incurred by such Indemnified Person as the result of credit having been extended, suspended or terminated under this Agreement and the other Loan Documents or the administration of such credit, or in connection with or arising out of the transactions contemplated hereunder and thereunder, or any actions or failures to act in connection therewith, or arising out of the disposition or utilization of the Collateral, excluding in all cases Liabilities to the extent resulting solely from any Indemnified Person’s gross negligence or willful misconduct. Borrower agrees to pay, and to save Agent and Lender harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all excise, sales or other similar taxes (excluding taxes imposed on or measured by the net income of Agent or Lender) that may be payable or determined to be payable with respect to any of the Collateral or this Agreement. In no event shall any Indemnified Person be liable on any theory of liability for any special, indirect, consequential or punitive damages (including any loss of profits, business or anticipated savings). This Section 6.3 shall survive the repayment of indebtedness under, and otherwise shall survive the expiration or other termination of, the Loan Agreement.
SECTION 7.     COVENANTS OF BORROWER
Borrower agrees as follows:
7.1    Financial Reports. Borrower shall furnish to Agent the financial statements and reports listed hereinafter (the “Financial Statements”):
(a)    as soon as practicable (and in any event within 30 days) after the end of each calendar month, unaudited interim and year-to-date financial statements as of the end of such month (prepared on a consolidated and consolidating basis, if applicable), including balance sheet and related statements of income accompanied by a report detailing any material contingencies (including the commencement of any material litigation by or against Borrower) or any other occurrence that would reasonably be expected to have a Material Adverse Effect, all certified by Borrower’s Chief Executive Officer or Chief Financial Officer to the effect that they have been prepared in accordance with GAAP, except (i) for the absence of footnotes, (ii) that they are subject to normal year end adjustments, and (iii) they do not contain certain non-cash items that are customarily included in quarterly and annual financial statements;
(b)    as soon as practicable (and in any event within 45 days) after the end of last day of each of the first three fiscal quarters of each fiscal year, the unaudited interim and year-to-date financial statements as of the end of such applicable fiscal quarter filed with the Securities and Exchange Commission in a Form 10-Q; provided that if a Form 10-Q is not filed, Borrower shall provide the unaudited interim and year-to-date financial statements as of the end of such fiscal quarter (prepared on a consolidated and consolidating basis, if applicable), including balance sheet and related statements of income and cash flows accompanied by a report detailing any material contingencies (including the commencement of any material litigation by or against Borrower) or any other occurrence that would reasonably be expected to have a Material Adverse Effect, certified by Borrower’s Chief Executive Officer or Chief Financial Officer to the effect that they have been prepared in accordance with GAAP, except (i) for the absence of footnotes, and (ii) that they are subject to normal year end adjustments;
(c)    (i) the unqualified audited financial statements as of the end of such year within five (5) days of filing with the Securities and Exchange Commission in a Form 10-K and (ii) as soon as practical (and in any event within ten (10) days after delivery of the audit in clause (c)(i), any management report from the accounting firm that prepared the audited financial statements included in such Form 10-K; provided that if a Form 10-K is not filed, Borrower shall provide, within one hundred fifty (150) days) after the end of each fiscal year, unqualified audited financial statements as of the end of such year (prepared on a consolidated and consolidating basis, if applicable), including balance sheet and related statements of income and cash flows, and setting forth in comparative form the corresponding figures for the preceding fiscal year, certified by a firm of independent certified public accountants selected by Borrower and reasonably acceptable to Agent, and (ii) as soon as practical (and in any event within ten (10) days after delivery of the audit) any management report from such accountants;
(d)     as soon as practicable (and in any event within 30 days) after the end of each month, a Compliance Certificate in the form of Exhibit F;
(e)    promptly after the sending or filing thereof, as the case may be, copies of any proxy statements, financial statements or reports that Borrower has made available to holders of its capital stock and copies of any regular, periodic and special reports or registration statements that Borrower files with the Securities and Exchange Commission or any governmental authority that may be substituted therefor, or any national securities exchange; and
(f)    financial and business projections promptly following their approval by Borrower’s Board, as well as budgets, operating plans and other financial information reasonably requested by Agent (excluding any materials subject to attorney-client privilege and attorney work-product.
Borrower shall not make any change in its (a) accounting policies or reporting practices except for (i) any change required by GAAP through the mandate of new procedures or (ii) any immaterial changes or (b) fiscal years or fiscal quarters. The fiscal year of Borrower shall end on December 31.
The executed Compliance Certificate may be sent via email to Agent at legal@herculestech.com. All Financial Statements required to be delivered pursuant to clauses (a), (b) and (c) shall be sent via e-mail to financialstatements@herculestech.com with a copy to legal@herculestech.com provided, that if e-mail is not available or sending such Financial Statements via e-mail is not possible, they shall be faxed to Agent at: (650) 473-9194, attention Account Manager: Genocea Biosciences, Inc.
Notwithstanding the foregoing, documents required to be delivered under Sections 7.1(a), (b), (c) or (f) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which Borrower emails such documents or a link thereto to Agent; provided that Borrower shall directly provide Agent all Financial Statements required to be delivered pursuant to Section 7.1(b) and (c) hereunder.
7.2    Management Rights. Borrower shall permit any representative that Agent or Lender authorizes, including any of their attorneys and accountants, to inspect the Collateral and examine and make copies and abstracts of the books of account and records of Borrower at reasonable times and upon reasonable notice during normal business hours. In addition, any such representative shall have the right to meet with management and officers of Borrower to discuss such books of account and records at reasonable times and upon reasonable notice during normal business hours. In addition, Agent or Lender shall be entitled at reasonable times and intervals acceptable to Borrower to consult with and advise the management and officers of Borrower concerning significant business issues affecting Borrower, provided that management and officers of Borrower are not bound to accept any such advisement. Such consultations shall not unreasonably interfere with Borrower’s business operations. The parties intend that the rights granted Agent and Lender shall constitute “management rights” within the meaning of 29 C.F.R Section 2510.3-101(d)(3)(ii), but that any advice, recommendations or participation by Agent or Lender with respect to any business issues shall not be deemed to give Agent or Lender, nor be deemed an exercise by Agent or Lender of, control over Borrower’s management or policies.
7.3    Further Assurances. Borrower shall from time to time execute, deliver and file, alone or with Agent, any financing statements, security agreements, collateral assignments, notices, control agreements, or other documents to perfect or give the highest priority to Agent’s Lien on the Collateral. Borrower shall from time to time procure any instruments or documents as may be requested by Agent, and take all further action that may be necessary or desirable, or that Agent may reasonably request, to perfect and protect the Liens granted hereby and thereby. In addition, and for such purposes only, Borrower hereby authorizes Agent to execute and deliver on behalf of Borrower and to file such financing statements (including an indication that the financing statement covers “all assets or all personal property” of Borrower in accordance with Section 9-504 of the UCC), collateral assignments, notices, control agreements, security agreements and other documents without the signature of Borrower either in Agent’s name or in the name of Agent as agent and attorney-in-fact for Borrower. Borrower shall protect and defend Borrower’s title to the Collateral and Agent’s Lien thereon against all Persons claiming any interest adverse to Borrower or Agent other than Permitted Liens.
7.4    Indebtedness. Borrower shall not create, incur, assume, guarantee or be or remain liable with respect to any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness, or prepay any Indebtedness (other than in connection with any refinancings thereof) or take any actions which impose on Borrower an obligation to prepay any Indebtedness, except for the conversion of Indebtedness into equity securities and the payment of cash in lieu of fractional shares in connection with such conversion.
7.5    Collateral. Borrower shall at all times keep the Collateral, the Intellectual Property and all other property and assets used in Borrower’s business or in which Borrower now or hereafter holds any interest free and clear from any legal process or Liens whatsoever, and shall give Agent prompt written notice of any legal process affecting the Collateral, the Intellectual Property, such other property and assets, or any Liens thereon, provided however, that the Collateral and such other property and assets may be subject to Permitted Liens except that there shall be no Liens whatsoever on Intellectual Property. Borrower shall cause its Subsidiaries to protect and defend such Subsidiary’s title to its assets from and against all Persons claiming any interest adverse to such Subsidiary, and Borrower shall cause its Subsidiaries at all times to keep such Subsidiary’s property and assets free and clear from any legal process or Liens whatsoever (except for Permitted Liens, provided however, that there shall be no Liens whatsoever on Intellectual Property), and shall give Agent prompt written notice of any legal process affecting such Subsidiary’s assets. Borrower shall not agree with any Person other than Agent or Lender not to encumber its property other than (i) as is otherwise permitted in the definition of “Permitted Liens” herein and “Permitted Transfers” herein, and (ii) restrictions by reason of customary provisions restricting assignment, subletting or other transfers contained in leases, licenses and similar agreements entered into in the ordinary course of business (provided that such restrictions are limited to the property or assets secured by such Liens or the property or assets subject to such leases, licenses or similar agreements as the case may be).
7.6    Investments. Borrower shall not directly or indirectly acquire or own, or make any Investment in or to any Person, or permit any of its Subsidiaries so to do, other than Permitted Investments.
7.7    Distributions. Except as permitted in clause (iii) of the definition of “Permitted Investments”, Borrower shall not, and shall not allow any Subsidiary to, (a) repurchase or redeem any class of stock or other equity interest other than pursuant to employee, director or consultant repurchase plans or other similar agreements, provided, however, in each case the repurchase or redemption price does not exceed the original consideration paid for such stock or equity interest, or (b) declare or pay any cash dividend or make a cash distribution on any class of stock or other equity interest, except that a Subsidiary may pay dividends or make distributions to Borrower, or (c) lend money to any employees, officers or directors or guarantee the payment of any such loans granted by a third party in excess of $100,000 in the aggregate or (d) waive, release or forgive any Indebtedness owed by any employees, officers or directors in excess of $100,000 in the aggregate. Notwithstanding anything to the contrary contained herein, so long as the Borrower is in compliance, at all times, with the Liquidity Requirement, the making of any distributions or payment of any dividends as between the Borrower and Securities Corporation shall be permitted.
7.8    Transfers. Except for Permitted Transfers, Borrower shall not voluntarily or involuntarily transfer, sell, lease, license, lend or in any other manner convey any equitable, beneficial or legal interest in any material portion of its assets.
7.9    Mergers or Acquisitions. Borrower shall not merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with or into any other business organization (other than mergers or consolidations of (a) a Subsidiary which is not a Borrower into another Subsidiary or into Borrower or (b) a Borrower into another Borrower), or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person without the prior written consent of the Agent.
7.10    Taxes. Borrower and its Subsidiaries shall pay when due all taxes, fees or other charges of any nature whatsoever (together with any related interest or penalties) now or hereafter imposed or assessed against Borrower, Agent, Lender or the Collateral or upon Borrower’s ownership, possession, use, operation or disposition thereof or upon Borrower’s rents, receipts or earnings arising therefrom. Borrower shall file on or before the due date therefor all personal property tax returns in respect of the Collateral. Notwithstanding the foregoing, Borrower may contest, in good faith and by appropriate proceedings, taxes for which Borrower maintains adequate reserves therefor in accordance with GAAP.
7.11    Corporate Changes. Neither Borrower nor any Subsidiary shall change its corporate name, legal form or jurisdiction of formation without twenty (20) days’ prior written notice to Agent. Neither Borrower nor any Subsidiary shall suffer a Change in Control. Neither Borrower nor any Subsidiary shall relocate its chief executive office or its principal place of business unless: (i) it has provided prior written notice to Agent; and (ii) such relocation shall be within the continental United States. Neither Borrower nor any Subsidiary shall relocate any item of Collateral (other than (x) sales of Inventory in the ordinary course of business, (y) relocations of Equipment having an aggregate value of up to $150,000 in any fiscal year, and (z) relocations of Collateral from a location described on Exhibit C to another location described on Exhibit C) unless (i) it has provided prompt written notice to Agent, (ii) such relocation is within the continental United States and, (iii) if such relocation is to a third party bailee, it has used its commercially reasonable efforts to deliver a bailee agreement in form and substance reasonably acceptable to Agent.
7.12    Deposit Accounts. Neither Borrower nor any Subsidiary (other than Securities Corporation) shall maintain any Deposit Accounts, or accounts holding Investment Property, except with respect to which Agent has an Account Control Agreement, provided that no Account Control Agreement shall be required for any (i) accounts securing Borrower’s reimbursement obligations under letters of credit permitted hereunder, (ii) accounts used solely to fund payroll or employee benefits or (iii) withholding tax, benefits, trust, escrow or fiduciary accounts.
7.13    Subsidiaries. Borrower shall notify Agent of each Subsidiary formed subsequent to the Closing Date and, within 15 days of formation, shall cause any such Subsidiary to execute and deliver to Agent a Joinder Agreement. Notwithstanding anything to the contrary contained herein, Borrower shall not be required to cause Securities Corporation to execute and deliver to Agent a Joinder Agreement so long as Borrower remains in compliance, at all times, with the Liquidity Requirement.
7.14    Notification of Event of Default. Borrower shall notify Agent immediately of the occurrence of any Event of Default.
7.15    Use of Proceeds. Borrower agrees that the proceeds of the Loans shall be used solely to refinance existing indebtedness, to pay related fees and expenses in connection with this Agreement and for working capital and general corporate purposes. The proceeds of the Term Loan Advance will not be used in violation of Anti-Corruption Laws or applicable Sanctions.
7.16    Compliance with Laws.
Borrower shall maintain, and shall cause its Subsidiaries to maintain, compliance in all material respect with all applicable laws, rules or regulations (including any law, rule or regulation with respect to the making or brokering of loans or financial accommodations), and shall, or cause its Subsidiaries to, obtain and maintain all required governmental authorizations, approvals, licenses, franchises, permits or registrations reasonably necessary in connection with the conduct of Borrower’s business, in each case, where failure to do so could reasonably be expected to have a Material Adverse Effect.
Neither Borrower nor any of its Subsidiaries shall, nor shall Borrower or any of its Subsidiaries permit any Affiliate to, directly or indirectly, knowingly enter into any documents, instruments, agreements or contracts with any Person listed on the OFAC Lists. Neither Borrower nor any of its Subsidiaries shall, nor shall Borrower or any of its Subsidiaries, permit any Affiliate to, directly or indirectly, (i) conduct any business or engage in any transaction or dealing with any Blocked Person, including, without limitation, the making or receiving of any contribution of funds, goods or services to or for the benefit of any Blocked Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224 or any similar executive order or other Anti‑Terrorism Law, or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224 or other Anti‑Terrorism Law.
None of Borrower, any of its Subsidiaries or any of their respective directors, officers or employees, or to the knowledge of Borrower, any agent for Borrower or its Subsidiaries that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Loan, use of proceeds or other transaction contemplated by this Agreement will violate Anti-Corruption Laws or applicable Sanctions.
7.17    Financial Covenant – Liquidity. Borrower shall maintain Eligible Cash at all times in an account in the name of Borrower and subject to an Account Control Agreement in an amount equal to or greater than the lesser of (i) the aggregate principal amount of the Term Loan Advance outstanding, or (ii) one hundred percent (100%) of all Eligible Cash of Borrower and its Subsidiaries (the “Liquidity Requirement”). For purposes of clarity, if Eligible Cash is less than the aggregate principal amount of the Term Loan Advance outstanding, Securities Corporation shall hold no Eligible Cash.
7.18    Transactions with Affiliates. Borrower shall not and shall not permit any Subsidiary to, directly or indirectly, enter into or permit to exist any transaction of any kind with any Affiliate of Borrower or such Subsidiary on terms that are less favorable to Borrower or such Subsidiary, as the case may be, than those that might be obtained in an arm’s length transaction from a Person who is not an Affiliate of Borrower or such Subsidiary, except for (a) transactions permitted under Section 7.7, (b) Permitted Investments and (c) transactions among Borrower and any of its Subsidiaries that has executed a Joinder Agreement.
7.19    Post-Closing Deliverables. Borrower shall deliver to Agent within twenty (20) business days after the Closing Date, in form and substance reasonably satisfactory to Agent, (a) endorsements to its property and liability policies, which endorsements shall name Agent as lender loss payee and additional insured and provided that Agent shall receive prior notice of cancellation of such property and liability policies in form and substance reasonably satisfactory to Agent, and (b) fully-executed acknowledgement letters with respect to each of (i) that certain Deposit Account Control Agreement by and among Agent, Borrower, and Silicon Valley Bank dated as of November 20, 2014 and (ii) that certain Securities Account Control Agreement by and among Agent, Borrower, SVB Asset Management, and U.S. Bank, N.A., dated as of November 20, 2014.
SECTION 8.     RIGHT TO INVEST
8.1    Lender or its assignee or nominee shall have the right, in its discretion, to participate in any Subsequent Financing (as defined in the Equity Rights Letter Agreement) pursuant to the terms set forth in the Equity Rights Letter Agreement.
SECTION 9.     EVENTS OF DEFAULT
The occurrence of any one or more of the following events shall be an Event of Default:
9.1    Payments. Borrower fails to pay any amount due under this Agreement or any of the other Loan Documents on the due date; provided, however, that an Event of Default shall not occur on account of a failure to pay due solely to an administrative or operational error of Agent or Lender or Borrower’s bank if Borrower had the funds to make the payment when due and makes the payment within three (3) Business Days following Borrower’s knowledge of such failure to pay; or
9.2    Covenants. Borrower breaches or defaults in the performance of any covenant or Secured Obligation under this Agreement, or any of the other Loan Documents or any other agreement among Borrower, Agent and Lender, and (a) with respect to a default under any covenant under this Agreement (other than under Sections 6 (other than delivery of certificates of insurance pursuant to Section 6.2), 7.4, 7.5, 7.6, 7.7, 7.8, 7.9, 7.14, 7.15, 7.16, 7.17, 7.18, and 7.19), any other Loan Document or any other agreement among Borrower, Agent and Lender, such default continues for more than fifteen (15) days (or three (3) days with respect to a default due to the failure to deliver certificates of insurance pursuant to Section 6.2) after the earlier of the date on which (i) Agent or Lender has given notice of such default to Borrower and (ii) Borrower has actual knowledge of such default or (b) with respect to a default under any of Sections 6 (other than delivery of certificates of insurance pursuant to Section 6.2), 7.4, 7.5, 7.6, 7.7, 7.8, 7.9, 7.14, 7.15, 7.16, 7.17, 7.18, and 7.19, or the occurrence of such default; or
9.3    Material Adverse Effect. A circumstance has occurred that would reasonably be expected to have a Material Adverse Effect; or
9.4    Representations. Any representation or warranty made by Borrower in any Loan Document or in the Warrant shall have been false or misleading in any material respect; or
9.5    Insolvency. Borrower (A) (i) shall make an assignment for the benefit of creditors; or (ii) shall be unable to pay its debts as they become due, or be unable to pay or perform under the Loan Documents, or shall become insolvent; or (iii) shall file a voluntary petition in bankruptcy; or (iv) shall file any petition, answer, or document seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation pertinent to such circumstances; or (v) shall seek or consent to or acquiesce in the appointment of any trustee, receiver, or liquidator of Borrower or of all or any substantial part (i.e., 33-1/3% or more) of the assets or property of Borrower; or (vi) shall cease operations of its business as its business has normally been conducted, or terminate substantially all of its employees; or (vii) Borrower or its Board or majority shareholders shall take any action initiating any of the foregoing actions described in clauses (i) through (vi); or (B) either (i) thirty (30) days shall have expired after the commencement of an involuntary action against Borrower seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, without such action being dismissed or all orders or proceedings thereunder affecting the operations or the business of Borrower being stayed; or (ii) a stay of any such order or proceedings shall thereafter be set aside and the action setting it aside shall not be timely appealed; or (iii) Borrower shall file any answer admitting or not contesting the material allegations of a petition filed against Borrower in any such proceedings; or (iv) the court in which such proceedings are pending shall enter a decree or order granting the relief sought in any such proceedings; or (v) thirty (30) days shall have expired after the appointment, without the consent or acquiescence of Borrower, of any trustee, receiver or liquidator of Borrower or of all or any substantial part of the properties of Borrower without such appointment being vacated; or
9.6    Attachments; Judgments. Any portion of Borrower’s assets is attached or seized, or a levy is filed against any such assets, or a judgment or judgments is/are entered, for the payment of money, individually or in the aggregate, of at least $100,000, or Borrower is enjoined or in any way prevented by court order from conducting any part of its business, and such attachment, seizure, levy, judgment, or enjoinment is not, within fifteen (15) days after the occurrence thereof, discharged or stayed (whether through the posting of a bond or otherwise); provided, however, no Advances shall be made during any fifteen (15) day cure period; or
9.7    Other Obligations. The occurrence of any default under any agreement or obligation of Borrower involving any Indebtedness in excess of $100,000 after giving effect to any applicable grace period thereunder (if any).
SECTION 10.     REMEDIES
10.1    General. Upon and during the continuance of any one or more Events of Default, (i) Agent may, at the direction of the Required Lenders, at its option, accelerate and demand payment of all or any part of the Secured Obligations together with a Prepayment Charge and declare them to be immediately due and payable (provided, that upon the occurrence of an Event of Default of the type described in Section 9.5, all of the Secured Obligations shall automatically be accelerated and made due and payable, in each case without any further notice or act), (ii) Agent may, at the direction of the Required Lenders, at its option, sign and file in Borrower’s name any and all collateral assignments, notices, control agreements, security agreements and other documents it deems necessary or appropriate to perfect or protect the repayment of the Secured Obligations, and in furtherance thereof, Borrower hereby grants Agent an irrevocable power of attorney coupled with an interest, and (iii) Agent may notify any of Borrower’s account debtors to make payment directly to Agent, compromise the amount of any such account on Borrower’s behalf and endorse Agent’s name without recourse on any such payment for deposit directly to Agent’s account. Agent may exercise all rights and remedies with respect to the Collateral under the Loan Documents or otherwise available to it under the UCC and other applicable law, including the right to release, hold, sell, lease, liquidate, collect, realize upon, or otherwise dispose of all or any part of the Collateral and the right to occupy, utilize, process and commingle the Collateral. All Agent’s rights and remedies shall be cumulative and not exclusive.
10.2    Collection; Foreclosure. Upon the occurrence and during the continuance of any Event of Default, Agent may, at the direction of the Required Lenders, at any time or from time to time, apply, collect, liquidate, sell in one or more sales, lease or otherwise dispose of, any or all of the Collateral, in its then condition or following any commercially reasonable preparation or processing, in such order as Agent may elect. Any such sale may be made either at public or private sale at its place of business or elsewhere. Borrower agrees that any such public or private sale may occur upon ten (10) calendar days’ prior written notice to Borrower. Agent may require Borrower to assemble the Collateral and make it available to Agent at a place designated by Agent that is reasonably convenient to Agent and Borrower. The proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be applied by Agent in the following order of priorities:
First, to Agent and Lender in an amount sufficient to pay in full Agent’s and Lender’s costs and professionals’ and advisors’ fees and expenses as described in Section 11.11;
Second, to Lender in an amount equal to the then unpaid amount of the Secured Obligations (including principal, interest, and the Default Rate interest), in such order and priority as Agent may choose in its sole discretion; and
Finally, after the full, final, and indefeasible payment in Cash of all of the Secured Obligations, to any creditor holding a junior Lien on the Collateral, or to Borrower or its representatives or as a court of competent jurisdiction may direct.
Agent shall be deemed to have acted reasonably in the custody, preservation and disposition of any of the Collateral if it complies with the obligations of a secured party under the UCC.
10.3    No Waiver. Agent shall be under no obligation to marshal any of the Collateral for the benefit of Borrower or any other Person, and Borrower expressly waives all rights, if any, to require Agent to marshal any Collateral.
10.4    Cumulative Remedies. The rights, powers and remedies of Agent hereunder shall be in addition to all rights, powers and remedies given by statute or rule of law and are cumulative. The exercise of any one or more of the rights, powers and remedies provided herein shall not be construed as a waiver of or election of remedies with respect to any other rights, powers and remedies of Agent.
SECTION 11.     MISCELLANEOUS
11.1    Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective only to the extent and duration of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.
11.2    Notice. Except as otherwise provided herein, any notice, demand, request, consent, approval, declaration, service of process or other communication (including the delivery of Financial Statements) that is required, contemplated, or permitted under the Loan Documents or with respect to the subject matter hereof shall be in writing, and shall be deemed to have been validly served, given, delivered, and received upon the earlier of: (i) the day of transmission by facsimile or hand delivery or delivery by an overnight express service or overnight mail delivery service; or (ii) the third calendar day after deposit in the United States mails, with proper first class postage prepaid, in each case addressed to the party to be notified as follows:
(a)    If to Agent:
HERCULES CAPITAL, INC.
Legal Department
Attention: Chief Legal Officer and Mr. Bryan Jadot
400 Hamilton Avenue, Suite 310
Palo Alto, CA 94301
email: legal@herculestech.com
Telephone: 650-289-3060
(b)     If to Lender:
HERCULES CAPITAL, INC.
Legal Department
Attention: Chief Legal Officer and Mr. Bryan Jadot
400 Hamilton Avenue, Suite 310
Palo Alto, CA 94301
email: legal@herculestech.com
Telephone: 650-289-3060
(c)    If to Borrower:
Genocea Biosciences, Inc.
Attention:  Chip Clark
100 Acorn Park Drive, 5th Floor
Cambridge, Massachusetts 02140
Facsimile:  617.876.8192
Telephone:  617.715.7795
E-mail: chip.clark@genocea.com
or to such other address as each party may designate for itself by like notice.
11.3    Entire Agreement; Amendments.
(a)    This Agreement and the other Loan Documents constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and thereof, and supersede and replace in their entirety any prior proposals, term sheets, non-disclosure or confidentiality agreements, letters, negotiations or other documents or agreements, whether written or oral, with respect to the subject matter hereof or thereof (including Agent’s revised proposal letter dated March 21, 2018).
(b)    Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 11.3(b). The Required Lenders and Borrower party to the relevant Loan Document may, or, with the written consent of the Required Lenders, Agent and Borrower party to the relevant Loan Document may, from time to time, (i) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of Lenders or of Borrower hereunder or thereunder or (ii) waive, on such terms and conditions as the Required Lenders or Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (A) forgive the principal amount or extend the final scheduled date of maturity of any Loan, extend the scheduled date of any amortization payment in respect of any Term Loan, reduce the stated rate of any interest or fee payable hereunder, or extend the scheduled date of any payment thereof, in each case without the written consent of each Lender directly affected thereby; (B) eliminate or reduce the voting rights of any Lender under this Section 11.3(b) without the written consent of such Lender; (C) reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral or release a Borrower from its obligations under the Loan Documents, in each case without the written consent of all Lenders; or (D) amend, modify or waive any provision of Section 11.17 without the written consent of Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each Lender and shall be binding upon Borrower, Lender, Agent and all future holders of the Loans.
11.4    No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.
11.5    No Waiver. The powers conferred upon Agent and Lender by this Agreement are solely to protect its rights hereunder and under the other Loan Documents and its interest in the Collateral and shall not impose any duty upon Agent or Lender to exercise any such powers. No omission or delay by Agent or Lender at any time to enforce any right or remedy reserved to it, or to require performance of any of the terms, covenants or provisions hereof by Borrower at any time designated, shall be a waiver of any such right or remedy to which Agent or Lender is entitled, nor shall it in any way affect the right of Agent or Lender to enforce such provisions thereafter.
11.6    Survival. All agreements, representations and warranties contained in this Agreement and the other Loan Documents or in any document delivered pursuant hereto or thereto shall be for the benefit of Agent and Lender and shall survive the execution and delivery of this Agreement. Section 6.3 of this Agreement and the Equity Rights Letter shall survive the termination of this Agreement.
11.7    Successors and Assigns. The provisions of this Agreement and the other Loan Documents shall inure to the benefit of and be binding on Borrower and its permitted assigns. Borrower shall not assign its obligations under this Agreement or any of the other Loan Documents without Agent’s express prior written consent, and any such attempted assignment shall be void and of no effect. Agent and Lender may assign, transfer, or endorse its rights hereunder and under the other Loan Documents without prior notice to Borrower, and all of such rights shall inure to the benefit of Agent’s and Lender’s successors and assigns.
11.8    Governing Law. This Agreement and the other Loan Documents have been negotiated and delivered to Agent and Lender in the State of California, and shall have been accepted by Agent and Lender in the State of California. Payment to Agent and Lender by Borrower of the Secured Obligations is due in the State of California. This Agreement and the other Loan Documents shall be governed by, and construed and enforced in accordance with, the laws of the State of California, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.
11.9    Consent to Jurisdiction and Venue. All judicial proceedings (to the extent that the reference requirement of Section 11.10 is not applicable) arising in or under or related to this Agreement or any of the other Loan Documents may be brought in any state or federal court located in the State of California. By execution and delivery of this Agreement, each party hereto generally and unconditionally: (a) consents to nonexclusive personal jurisdiction in Santa Clara County, State of California; (b) waives any objection as to jurisdiction or venue in Santa Clara County, State of California; (c) agrees not to assert any defense based on lack of jurisdiction or venue in the aforesaid courts; and (d) irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement or the other Loan Documents. Service of process on any party hereto in any action arising out of or relating to this Agreement shall be effective if given in accordance with the requirements for notice set forth in Section 11.2, and shall be deemed effective and received as set forth in Section 11.2. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of either party to bring proceedings in the courts of any other jurisdiction.
11.10    Mutual Waiver of Jury Trial / Judicial Reference.
(a)    Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert Person and the parties wish applicable state and federal laws to apply (rather than arbitration rules), the parties desire that their disputes be resolved by a judge applying such applicable laws. EACH OF BORROWER, AGENT AND LENDER SPECIFICALLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, CROSS-CLAIM, COUNTERCLAIM, THIRD PARTY CLAIM OR ANY OTHER CLAIM (COLLECTIVELY, “CLAIMS”) ASSERTED BY BORROWER AGAINST AGENT, LENDER OR THEIR RESPECTIVE ASSIGNEE OR BY AGENT, LENDER OR THEIR RESPECTIVE ASSIGNEE AGAINST BORROWER. This waiver extends to all such Claims, including Claims that involve Persons other than Agent, Borrower and Lender; Claims that arise out of or are in any way connected to the relationship among Borrower, Agent and Lender; and any Claims for damages, breach of contract, tort, specific performance, or any equitable or legal relief of any kind, arising out of this Agreement, any other Loan Document.
(b)    If the waiver of jury trial set forth in Section 11.10(a) is ineffective or unenforceable, the parties agree that all Claims shall be resolved by reference to a private judge sitting without a jury, pursuant to Code of Civil Procedure Section 638, before a mutually acceptable referee or, if the parties cannot agree, a referee selected by the Presiding Judge of the Santa Clara County, California. Such proceeding shall be conducted in Santa Clara County, California, with California rules of evidence and discovery applicable to such proceeding.
(c)    In the event Claims are to be resolved by judicial reference, either party may seek from a court identified in Section 11.9, any prejudgment order, writ or other relief and have such prejudgment order, writ or other relief enforced to the fullest extent permitted by law notwithstanding that all Claims are otherwise subject to resolution by judicial reference.
11.11    Professional Fees. Borrower promises to pay Agent’s and Lender’s reasonable invoiced out-of-pocket fees and expenses necessary to finalize the loan documentation, including but not limited to reasonable attorneys fees, UCC searches, filing costs, and other miscellaneous expenses. In addition, Borrower promises to pay within ten (10) days after receipt of an invoice any and all reasonable attorneys’ and other professionals’ fees and expenses (including fees and expenses of in-house counsel) incurred by Agent and Lender after the Closing Date in connection with or related to: (a) the Loan; (b) the administration, collection, or enforcement of the Loan; (c) the amendment or modification of the Loan Documents; (d) any waiver, consent, release, or termination under the Loan Documents; (e) the protection, preservation, audit, field exam, sale, lease, liquidation, or disposition of Collateral or the exercise of remedies with respect to the Collateral; (f) any legal, litigation, administrative, arbitration, or out of court proceeding in connection with or related to Borrower or the Collateral, and any appeal or review thereof; and (g) any bankruptcy, restructuring, reorganization, assignment for the benefit of creditors, workout, foreclosure, or other action related to Borrower, the Collateral, the Loan Documents, including representing Agent or Lender in any adversary proceeding or contested matter commenced or continued by or on behalf of Borrower’s estate, and any appeal or review thereof. For the avoidance of doubt, the Facility Charge and payment of Agent’s and Lender’s current expenses reimbursable pursuant to this Agreement (including reasonable attorneys’ fees and expenses), shall be deducted from the Term Loan Advance on the Closing Date.
11.12    Confidentiality. Agent and Lender acknowledge that certain items of Collateral and information provided to Agent and Lender by Borrower are confidential and proprietary information of Borrower, if and to the extent such information either (x) is marked as confidential by Borrower at the time of disclosure, or (y) should reasonably be understood to be confidential (the “Confidential Information”). Accordingly, Agent and Lender agree that any Confidential Information it may obtain shall not be disclosed to any other Person or entity in any manner whatsoever, in whole or in part, without the prior written consent of Borrower, except that Agent and Lender may disclose any such information: (a) to its own directors, officers, employees, accountants, counsel and other professional advisors and to its Affiliates if Agent or Lender in their sole discretion determines that any such party should have access to such information in connection with such party’s responsibilities in connection with the Loan or this Agreement and, provided that such recipient of such Confidential Information either (i) agrees to be bound by the confidentiality provisions of this paragraph or (ii) is otherwise subject to confidentiality restrictions that reasonably protect against the disclosure of Confidential Information; (b) if such information is generally available to the public; (c) if required or appropriate in any report, statement or testimony submitted to any governmental authority having or claiming to have jurisdiction over Agent or Lender; (d) if required or appropriate in response to any summons or subpoena or in connection with any litigation, to the extent permitted or deemed advisable by Agent’s or Lender’s counsel; (e) to comply with any legal requirement or law applicable to Agent or Lender; (f) to the extent reasonably necessary in connection with the exercise of any right or remedy under any Loan Document, including Agent’s sale, lease, or other disposition of Collateral after an Event of Default; (g) to any participant or assignee of Agent or Lender or any prospective participant or assignee; provided, that such participant or assignee or prospective participant or assignee agrees in writing to be bound by this Section prior to disclosure; or (h) otherwise with the prior consent of Borrower; provided, that any disclosure made in violation of this Agreement shall not affect the obligations of Borrower or any of its Affiliates or any guarantor under this Agreement or the other Loan Documents.
11.13     Assignment of Rights. Borrower acknowledges and understands that Agent or Lender may sell and assign all or part of its interest hereunder and under the Loan Documents to any Person or entity (an “Assignee”). After such assignment the term “Agent” or “Lender” as used in the Loan Documents shall mean and include such Assignee, and such Assignee shall be vested with all rights, powers and remedies of Agent and Lender hereunder with respect to the interest so assigned; but with respect to any such interest not so transferred, Agent and Lender shall retain all rights, powers and remedies hereby given. No such assignment by Agent or Lender shall relieve Borrower of any of its obligations hereunder. Lender agrees that in the event of any transfer by it of the Note(s)(if any), it will endorse thereon a notation as to the portion of the principal of the Note(s), which shall have been paid at the time of such transfer and as to the date to which interest shall have been last paid thereon.
11.14    Revival of Secured Obligations. This Agreement and the Loan Documents shall remain in full force and effect and continue to be effective if any petition is filed by or against Borrower for liquidation or reorganization, if Borrower becomes insolvent or makes an assignment for the benefit of creditors, if a receiver or trustee is appointed for all or any significant part of Borrower’s assets, or if any payment or transfer of Collateral is recovered from Agent or Lender. The Loan Documents and the Secured Obligations and Collateral security shall continue to be effective, or shall be revived or reinstated, as the case may be, if at any time payment and performance of the Secured Obligations or any transfer of Collateral to Agent, or any part thereof is rescinded, avoided or avoidable, reduced in amount, or must otherwise be restored or returned by, or is recovered from, Agent, Lender or by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment, performance, or transfer of Collateral had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, avoided, avoidable, restored, returned, or recovered, the Loan Documents and the Secured Obligations shall be deemed, without any further action or documentation, to have been revived and reinstated except to the extent of the full, final, and indefeasible payment to Agent or Lender in Cash.
11.15    Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so delivered shall be deemed an original, but all of which counterparts shall constitute but one and the same instrument.
11.16    No Third Party Beneficiaries. No provisions of the Loan Documents are intended, nor will be interpreted, to provide or create any third-party beneficiary rights or any other rights of any kind in any Person other than Agent, Lender and Borrower unless specifically provided otherwise herein, and, except as otherwise so provided, all provisions of the Loan Documents will be personal and solely among Agent, Lender and Borrower.
11.17    Agency.
(a)    Lender hereby irrevocably appoints Hercules Capital, Inc. to act on its behalf as Agent hereunder and under the other Loan Documents and authorizes Agent to take such actions on its behalf and to exercise such powers as are delegated to Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.
(b)    Lender agrees to indemnify Agent in its capacity as such (to the extent not reimbursed by Borrower and without limiting the obligation of Borrower to do so), according to its respective Term Commitment percentages (based upon the total outstanding Term Loan Commitments) in effect on the date on which indemnification is sought under this Section 11.17, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time be imposed on, incurred by or asserted against Agent in any way relating to or arising out of, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by Agent under or in connection with any of the foregoing; The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.
(c)    Agent in Its Individual Capacity. The Person serving as Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Agent and the term “Lender” shall, unless otherwise expressly indicated or unless the context otherwise requires, include each such Person serving as Agent hereunder in its individual capacity.
(d)    Exculpatory Provisions. Agent shall have no duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, Agent shall not:

i.	be subject to any fiduciary or other implied duties, regardless of whether any default or any Event of Default has occurred and is continuing;

ii.
have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that Agent is required to exercise as directed in writing by Lender, provided that Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose Agent to liability or that is contrary to any Loan Document or applicable law; and

iii.
except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and Agent shall not be liable for the failure to disclose, any information relating to Borrower or any of its Affiliates that is communicated to or obtained by any Person serving as the Agent or any of its Affiliates in any capacity.

(e)    Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of Lender or as Agent shall believe in good faith shall be necessary, under the circumstances or (ii) in the absence of its own gross negligence or willful misconduct.
(f)    Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Section 4 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to Agent.
(g)    Reliance by Agent. Agent may rely, and shall be fully protected in acting, or refraining to act, upon, any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order, bond or other paper or document that it has no reason to believe to be other than genuine and to have been signed or presented by the proper party or parties or, in the case of cables, telecopies and telexes, to have been sent by the proper party or parties. In the absence of its gross negligence or willful misconduct, Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to Agent and conforming to the requirements of the Loan Agreement or any of the other Loan Documents. Agent may consult with counsel, and any opinion or legal advice of such counsel shall be full and complete authorization and protection in respect of any action taken, not taken or suffered by Agent hereunder or under any Loan Documents in accordance therewith. Agent shall have the right at any time to seek instructions concerning the administration of the Collateral from any court of competent jurisdiction. Agent shall not be under any obligation to exercise any of the rights or powers granted to Agent by this Agreement, the Loan Agreement and the other Loan Documents at the request or direction of Lenders unless Agent shall have been provided by Lender with adequate security and indemnity against the costs, expenses and liabilities that may be incurred by it in compliance with such request or direction.
11.18    Publicity. None of the parties hereto nor any of its respective member businesses and Affiliates shall, without the other parties’ prior written consent (which shall not be unreasonably withheld or delayed), publicize or use (a) the other party's name (including a brief description of the relationship among the parties hereto), logo or hyperlink to such other parties’ web site, separately or together, in written and oral presentations, advertising, promotional and marketing materials, client lists, public relations materials or on its web site (together, the " Publicity Materials"); (b) the names of officers of such other parties in the Publicity Materials; and (c) such other parties’ name, trademarks, servicemarks in any news or press release concerning such party; provided however, notwithstanding anything to the contrary herein, no such consent shall be required (i) to the extent necessary to comply with the requests of any regulators, legal requirements or laws applicable to such party, pursuant to any listing agreement with any national securities exchange (so long as such party provides prior notice to the other party hereto to the extent reasonably practicable) and (ii) to comply with Section 11.12.
11.19    Amendment and Restatement. This Agreement amends and restates in its entirety the Original Loan and Security Agreement effective as of the date hereof.  Anything contained herein to the contrary notwithstanding, this Agreement is not intended to and shall not serve to effect a novation of the “Secured Obligations” (as defined in the Original Loan and Security Agreement).  Instead, it is the express intention of the parties hereto to reaffirm the indebtedness, obligations and liabilities created under the Original Loan and Security Agreement which is secured by the Collateral pursuant to the terms of the applicable Loan Documents.  Each Borrower acknowledges and confirms that the liens and security interests granted pursuant to the applicable Loan Documents secure the applicable indebtedness, liabilities and obligations of Borrower to the Lenders under the Original Loan and Security Agreement, as amended and restated by this Agreement, the Loan Documents shall continue in full force and effect in accordance with their terms unless otherwise amended by the parties thereto, and that the term “Secured Obligations” as used in the Loan Documents (or any other term used therein to describe or refer to the indebtedness, liabilities and obligations of Borrower to Agent and the Lenders) includes, without limitation, the indebtedness, liabilities and obligations of Borrower under this Agreement, and under the Original Loan and Security Agreement, as amended and restated hereby, as the same further may be amended, modified, supplemented and/or restated from time to time.  The Loan Documents and all agreements, instruments and documents executed or delivered in connection with any of the foregoing shall each be deemed to be amended to the extent necessary to give effect to the provisions of this Agreement.  Each reference to the “Loan and Security Agreement” in any Loan Document shall mean and be a reference to this Agreement (as further amended, restated, supplemented or otherwise modified from time to time).  Cross-references in the Loan Documents to particular section numbers in the Original Loan and Security Agreement shall be deemed to be cross-references to the corresponding sections, as applicable, of this Agreement.
(SIGNATURES TO FOLLOW)

IN WITNESS WHEREOF, Borrower, Agent and Lender have duly executed and delivered this Loan and Security Agreement as of the day and year first above written.
BORROWER:
GENOCEA BIOSCIENCES, INC.
Signature:    /s/ William D. Clark
Print Name:    William D. Clark
Title:        President, CEO & Secretary

Accepted in Palo Alto, California:
AGENT:
HERCULES CAPITAL, INC.
Signature:    /s/ Melanie Grace
Print Name:    Melanie Grace
Title:        Secretary
LENDER:
HERCULES CAPITAL, INC.
Signature:    /s/ Melanie Grace
Print Name:    Melanie Grace
Title:        Secretary

Table of Exhibits and Schedules
Exhibit A:    Advance Request
        Attachment to Advance Request
Exhibit B:    Promissory Note
Exhibit C:    Name, Locations, and Other Information for Borrower
Exhibit D:    Borrower’s Patents, Trademarks, Copyrights and Licenses
Exhibit E:    Borrower’s Deposit Accounts and Investment Accounts
Exhibit F:    Compliance Certificate
Exhibit G:    Joinder Agreement
Exhibit H:    ACH Debit Authorization Agreement
Exhibit I:    Investment Policy
Schedule 1    Subsidiaries
Schedule 1.1    Commitments
Schedule 1A    Existing Permitted Indebtedness
Schedule 1B    Existing Permitted Investments
Schedule 1C    Existing Permitted Liens
Schedule 5.3    Consents, Etc.
Schedule 5.5    Actions Before Governmental Authorities
Schedule 5.8    Tax Matters
Schedule 5.10    Intellectual Property

EXHIBIT A
ADVANCE REQUEST
To:     Agent:    Date:        __________, 2018
Hercules Capital, Inc. (the “Agent”)
    400 Hamilton Avenue, Suite 310
    Palo Alto, CA 94301
    Facsimile: 650-473-9194
    Attn:
Genocea Biosciences, Inc. (“Borrower”) hereby requests from Hercules Capital, Inc. (“Lender”) an Advance in the amount of _____________________ Dollars ($________________) on ______________, _____ (the “Advance Date”) pursuant to the Loan and Security Agreement among Borrower, Agent and Lender (the “Agreement”). Capitalized words and other terms used but not otherwise defined herein are used with the same meanings as defined in the Agreement.
Please:
(a)    Issue a check payable to Borrower    ________
or
(b)    Wire Funds to Borrower’s account    ________
Bank: _____________________________
    Address: _____________________________
     _____________________________
    ABA Number: _____________________________
    Account Number: _____________________________
    Account Name: _____________________________
Borrower represents that the conditions precedent to the Advance set forth in the Agreement are satisfied, waived or shall be satisfied upon the making of the Advance, including but not limited to: (i) that no event that has had or could reasonably be expected to have a Material Adverse Effect has occurred and is continuing; (ii) that the representations and warranties set forth in the Agreement and in the Warrant are and shall be true and correct in all material respects on and as of the Advance Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date; (iii) that Borrower is in compliance in all material respects with all the terms and provisions set forth in each Loan Document on its part to be observed or performed; and (iv) that as of the Advance Date, no fact or condition exists that would (or would, with the passage of time, the giving of notice, or both) constitute an Event of Default under the Loan Documents. Borrower understands and acknowledges that Agent has the right to review the financial information supporting this representation and, based upon such review in its sole discretion, Lender may decline to fund the requested Advance.
Borrower hereby represents that Borrower’s corporate status and locations have not changed since the date of the Agreement or, if the Attachment to this Advance Request is completed, are as set forth in the Attachment to this Advance Request.
Borrower agrees to notify Agent promptly before the funding of the Loan if any of the matters which have been represented above shall not be true and correct on the Borrowing Date and if Agent has received no such notice before the Advance Date then the statements set forth above shall be deemed to have been made and shall be deemed to be true and correct as of the Advance Date.
Executed as of [ ], 20[ ].
BORROWER:
GENOCEA BIOSCIENCES, INC.
SIGNATURE:________________________
TITLE:_____________________________
PRINT NAME:______________________
ATTACHMENT TO ADVANCE REQUEST
Dated: _______________________
Borrower hereby represents and warrants to Agent that Borrower’s current name and organizational status is as follows:

Name:	Genocea Biosciences, Inc.

Type of organization:	Corporation

State of organization:	Delaware

Organization file number:	4204354
Borrower hereby represents and warrants to Agent that the street addresses, cities, states and postal codes of its current locations are as follows:

EXHIBIT B
PROMISSORY NOTE

$[ ],000,000	Advance Date: ___ __, 20[ ]
Maturity Date: _____ ___, 20[ ]
FOR VALUE RECEIVED, Genocea Biosciences, Inc., a Delaware corporation (the “Borrower”) hereby promises to pay to the order of Hercules Capital, Inc., a Maryland corporation or the holder of this Note (the “Lender”) at 400 Hamilton Avenue, Suite 310, Palo Alto, CA 94301 or such other place of payment as the holder of this Secured Term Promissory Note (this “Promissory Note”) may specify from time to time in writing, in lawful money of the United States of America, the principal amount of [ ] Million Dollars ($[ ],000,000) or such other principal amount as Lender has advanced to Borrower, together with interest at a floating rate equal to the greater of either (i) seven and one quarter of one percent (7.25%), or (ii) the sum of (A) seven and one quarter of one percent (7.25%), plus (B) the Prime Rate minus five percent (5.0%) per annum based upon a year consisting of 360 days, with interest computed daily based on the actual number of days in each month.
This Promissory Note is the Note referred to in, and is executed and delivered in connection with, that certain Loan and Security Agreement dated [ ], 2018, by and among Borrower, Hercules Capital, Inc., a Maryland corporation (the “Agent”) and the several banks and other financial institutions or entities from time to time party thereto as lender (as the same may from time to time be amended, modified or supplemented in accordance with its terms, the “Loan Agreement”), and is entitled to the benefit and security of the Loan Agreement and the other Loan Documents (as defined in the Loan Agreement), to which reference is made for a statement of all of the terms and conditions thereof. All payments shall be made in accordance with the Loan Agreement. All terms defined in the Loan Agreement shall have the same definitions when used herein, unless otherwise defined herein. An Event of Default under the Loan Agreement shall constitute a default under this Promissory Note.
Borrower waives presentment and demand for payment, notice of dishonor, protest and notice of protest under the UCC or any applicable law. Borrower agrees to make all payments under this Promissory Note without setoff, recoupment or deduction and regardless of any counterclaim or defense. This Promissory Note has been negotiated and delivered to Lender and is payable in the State of California. This Promissory Note shall be governed by and construed and enforced in accordance with, the laws of the State of California, excluding any conflicts of law rules or principles that would cause the application of the laws of any other jurisdiction.
[Signature page follows]

BORROWER FOR ITSELF AND
ON BEHALF OF ITS SUBSIDIARIES:    GENOCEA BIOSCIENCES, INC.
By:
                        Title:

EXHIBIT C
NAME, LOCATIONS, AND OTHER INFORMATION FOR BORROWER
1. Borrower represents and warrants to Agent that Borrower’s current name and organizational status as of the Closing Date is as follows:

Name:	Genocea Biosciences, Inc.

Type of organization:	Corporation

State of organization:	Delaware

Organization file number:	4204354
2. Borrower represents and warrants to Agent that for five (5) years prior to the Closing Date, Borrower did not do business under any other name or organization or form except the following:
Name:    N/A
Used during dates of:    N/A
Type of Organization:    N/A
State of organization:    N/A
Organization file Number: N/A
Borrower’s fiscal year ends on 12/31
Borrower’s federal employer tax identification number is: 51-0596811

3. Borrower represents and warrants to Agent that its chief executive office is located at 100 Acorn Park Drive 5Th Floor, Cambridge MA 02140.
EXHIBIT D
BORROWER’S PATENTS, TRADEMARKS, COPYRIGHTS AND LICENSES

See attached.

COPYRIGHTS

N/A

PATENTS
Genocea Biosciences GEN-003 Intellectual Property
Patents and Patent Applications I: GEN-003 Compositions

TITLE	INVENTORS (ASSIGNEE)	APP TYPE	SERIAL NO. FILING DATE	STATUS ISSUE, PUB’N, 30 MONTH NAT’L PHASE DATES
HSV-2 001a + 001b: GENOCEA-OWNED
COMPOSITIONS AND METHODS FOR ELICITING AN IMMUNE RESPONSE TO HERPES SIMPLEX VIRUS TYPE 2

(HSV-2 001a family)
VACCINES AGAINST HERPES SIMPLEX VIRUS

(HSV-2 001b family)
VACCINES AGAINST HERPES SIMPLEX VIRUS TYPE 2: COMPOSITIONS AND METHODS FOR ELICITING AN IMMUNE RESPONSE

NB: priority to 5 provisionals in 001a and 001b families above.

(HSV-2 001a + 001b family)
	Flechtner Skoberne Long *Siber (Genocea)	PROV 1	US 61/180,784 22 May, 2009	Converted
		PROV 2	US 61/235,628 August 20, 2009	Converted
		PROV 3 *	US 61/305,918 February 18, 2010	Converted
	Long Flechtner (Genocea)	PROV 4	US 61/240,587 September 8, 2009	Converted
		PROV 5	US 61/240,626 September 8, 2009	Converted
	Long Flechtner Skoberne Siber (Genocea)	PAR	US 12/786,425 May 24, 2010	Issued US Patent 8,617,564 December 31, 2013 (expires May 24, 2030 + 166 days of PTA = Nov 6, 2030) Published: US 2010/0330112 December 30, 2010
		CONT 1	US 14/077,676 [November 12, 2013]	Issued US Patent 9,895,436 February 20, 2018 (expires May 24, 2030; no PTA) Published: US 2014/0227307 August 14, 2014
		DIV 1	US 15/860,742 [January 3, 2018]	Pending
		PCT 1	PCT/US2010/035998 May 24, 2010	Nationalized Published: WO 2010/135747 November 25, 2010 30 Month Nat’l Phase: November 22, 2011
			AU 2010 249330	Granted AU Patent No. 2010249330
			BR PI 1012811-5	Pending
			CA 2797937	Pending
			CN 2010 80033258.1	Granted CN Patent ZL2010 80033258.1
			CN Div1 201611104488.8	Pending
			EP 10778532.1	Pending EPO Pub No. 2432504 March 28, 2012
			HK 12109133.5	Pending via EP
			ID W00 2011 04538	Granted ID Patent No. P000037357
			IL 216508	Granted IL Patent 216508
			IN 9854/DELNP/2011	Pending
			JP 2012-512087	Granted JP Patent No. 5771605
			JP Div 2015-129772	Granted JP Patent No. 6096839
			KR 10-2011-7030122	Granted KR Patent No. 10-1746872
			MX/a/2011/012347	Granted MX Patent No. 326881
			MY PI 2011005631	Granted MY Patent 159500A
			NZ 597182	Granted NZ Patent No. 597182
Abandoned (precautionary filing)
			RU 2011 147153	Granted RU Patent 2585961
			SG 201108653-5	Granted SG Patent No. 176207
			ZA 2011/09444	Granted ZA Patent No. 2011/09444
~~HERPES SIMPLEX VIRUS TYPE 2: COMPOSITIONS AND METHODS FOR ELICITING AN IMMUNE RESPONSE~~ (NB: same spec as PCT 1, different claims; recombined with claims of PCT1 for Nat’l Phase.)	~~Long Flechtner Skoberne (Genocea)~~	~~PCT 2~~	~~PCT/US2010/036000 May 24, 2010~~	Abandoned in favor of PCT 1 Published: WO 2010/135749 November 25, 2010

Patents and Patent Applications II: GEN-003 + Antiviral Combo; GEN-003 Maintenance

Dosing
TITLE	INVENTORS (ASSIGNEE)	APP TYPE	SERIAL NO. FILING DATE	STATUS ISSUE, PUB’N, 30 MONTH NAT’L PHASE DATES
HSV-2 004: GENOCEA-OWNED
METHODS AND COMPOSITIONS FOR TREATING HERPES (GEN-003 + Antiviral Combo)	Hetherington (Genocea)	PROV 1	US 62/401,148 September 28, 2016	Converted
		PAR	US 15/717,849 September 27, 2017	Pending
		PCT	PCT/US2017/053835 September 27, 2017	Pending 30 Month Nat’l Phase: March 28, 2019
HSV-2 005: GENOCEA-OWNED
METHODS AND COMPOSITIONS FOR TREATING HERPES (GEN-003 Maintenance Dosing)	Heineman Hetherington Natenshon (Genocea)	PROV 1	US 62/500,992 May 3, 2017	Pending
		PAR	tbd	(converting on May 3, 2018)
		PCT	tbd	(converting on May 3, 2018)

Patents and Patent Applications III: ISCOM Adjuvants, incl. Matrix-M2

TITLE	INVENTORS (ASSIGNEE)	APP TYPE	SERIAL NO. FILING DATE	STATUS ISSUE, PUB’N, 30 MONTH NAT’L PHASE DATES
ISCOM PREPARATION AND USE THEREOF	Morein Lovgren-Bengtsson (Isconova AB, now Novavax, Inc.)	PAR	SE 0202110-3 July 5, 2002	Granted SE Patent No. 03738849.3
		PCT	PCT/SE2003/001180 July 7, 2003	Nationalized Published: WO 2004/004762 January 15, 2004
			AU	Granted AU Patent No. 2003-245220
			BR P10312472-0	Granted BR Patent No. 200312472A
			CA 2491457	Granted CA Patent No. 2 491 457
			EP 03738849.3	Granted EP Patent No. 1 539 231 June 24, 2009 Validated: AT, BE, CH, DE, DK, ES, FR, GB, HU, IT, NL
			JP 2006-511451	Granted JP Patent No. 4636877 February 23, 2011
			NZ	Granted NZ Patent No. 537661
Abandoned Published: US 2006/0121065 June 8, 2006
			US CONT1 14/587,116 [December 31, 2014]	Pending Published: US 2015/0209425 July 30, 2015
			ZA	Granted ZA Patent No. 2005/0073
aka “QWT”: IN-LICENSED
QUIL A FRACTION WITH LOW TOXICITY AND USE THEREOF	Morein Lovgren-Bengtsson Ekstrom Ranlund Hu (Isconova AB, now Novavax, Inc.)	PAR	SE 0301998-1 July 7, 2003	Granted SE Patent No. 04749076.8
		PCT	PCT/SE2004/01038 July 7, 2004	Nationalized Published: WO 2005/002620 January 13, 2005
			AU	Granted AU Patent No. 2004-254152
			BR P10412444-8	Granted BR Patent No. 200412444A
			CA 2529363	Granted CA Patent No. 2 529 363
			EP 04749076.8	Granted EP Patent No. 1 648 505 September 9, 2009 Validated: AT, CH, DE, DK, ES, FR, GB, IT, PL, NL
			JP 2007-527386	Granted JP Patent No. 4731475 July 27, 2011
			NZ	Granted NZ Patent No. 544299
			US 10/562,866	Issued US Patent 8,821,881 September 2, 2014 (773 days PTA = expires August 19, 2026) Published: US 2006/0239963 October 26, 2006
			~~US CONT 1 14/445,690 [July 29, 2014]~~	Abandoned Published: US 2014/0335049 November 13, 2014
			ZA	Granted ZA Patent No. 2006/00151

Genocea Biosciences Intellectual Property
(co-owned with Boston Children’s Hospital)
Patents and Patent Applications I: Strep. pneumoniae Program

TITLE	INVENTORS (ASSIGNEE)	APP TYPE	SERIAL NO. FILING DATE	STATUS ISSUE, PUB’N, 30 MONTH NAT’L PHASE DATES
STREP. PNEUMONIAE 001a + 001b, 001c, 001d, 001e: GENOCEA CO-OWNED WITH BCH
ANTIGENS IDENTIFIED IN SCREENS OF MURINE OR HUMAN T CELLS, AND METHODS FOR ELICITING AN IMMUNE RESPONSE TO STREPTOCOCCUS PNEUMONIAE (S. pneu 001a family)	Gierahn Malley (Genocea; Boston Children’s Hospital)	PROV 1	61/221,541 June 29, 2009	Converted
		PROV 2	61/240,616 September 8, 2009	Converted
		PROV 3	61/316,267 March 22, 2010	Converted
VACCINES AGAINST STREPTOCOCCUS PNEUMONIAE (S. pneu 001b family)	Malley Gierahn (Boston Children’s Hospital; Genocea)	PROV 1	61/240,598 September 8, 2009	Converted
VACCINES AND COMPOSITIONS AGAINST STREPTOCOCCUS PNEUMONIAE NB. Priority to 4 provisionals in 001a and 001b families above. (S. pneu 001a + 001b family) aka CMCC 1857	Gierahn Malley (Genocea; Boston Children’s Hospital)	PAR	12/826,084 June 29, 2010	Pending Published: US 2011/0020386 January 27, 2011
		PCT 1	PCT/US2010/040406 June 29, 2010	Nationalized Published: WO 2011/008548 January 20, 2011 30 Month Nat’l Phase: December 29, 2011
			AU 2010 273708	Granted AU Patent No. 2010273708
			BR PI 1011919-1	Pending
			CA 2803061	Pending
			CN 201080038874.6	Abandoned in favor of Div1 Published: CN 102548572A July 4, 2012
			CN Div1 201710169055.9	Pending
			EP 10800303.9	Pending EPO Pub No. 2448592 May 9, 2012
			HK 12113099.9	Pending via CN
			ID W00 2012 00369	Granted ID Patent No. IDP000045600
			IL 217166	Pending
			IN 791/DELNP/2012	Pending
			JP 2012-518575	Granted JP Patent No. 5931724
			KR 10-2012-7001971	Granted KR Patent No. 10-1748453
			MX/a/2012/000158	Pending
			MY PI 20116340	Pending
			NZ 597858	Granted NZ Patent No. 597858
			RU 2011153032	Granted RU Patent No. 2580299
			~~SG 2011 096898~~	Abandoned
			SG Div1 10201403702S	Pending
			ZA 2012/00702	Pending
VACCINES AND COMPOSITIONS AGAINST STREPTOCOCCUS PNEUMONIAE (S. pneu 001c family) aka CMCC 2249	Gierahn Malley (Genocea; Boston Children’s Hospital) Additional inventor: Alderson (PATH) for B + T cell combo aspects of PROV 1 and PCT 2	PROV 1	61/434,818 January 20, 2011 (SP1912 and B+T cell Ag combos)	Converted
		PAR (not PATH)	13/355,468 January 20, 2012 (SP1912)	Issued US Patent No. 9,393,294 July 19, 2016 (expires Jan 20, 2032; no PTA) (Maintenance fee due 2020) Published: US2012/0189649 July 26, 2012
		DIV 1	US 15/180,844 [June 13, 2016]	Pending Published; US2017/0157234 June 8, 2017
		PCT 1 (not PATH)	PCT/US2012/022128 January 20, 2012 (SP1912)	Nationalized Published: WO2012/100234 July 26, 2012 30 Month Nat’l Phase: July 20, 2013
			AU 2012 207089	Granted AU Patent No. 2012207089
			BR 112013018642-9	Pending
			CA 2861313	Pending
			CN 201280006067.5	Pending
			CN Div 1 2016 10211251.3 (precautionary)	Pending
			EP 12736908.0	Pending EPO Pub No. 2665490 November 27, 2013
			HK 14105692.4	Pending via CN
			ID W00201303721	Granted ID Patent No. IDP000041447B
			IL 227554	Granted IL Patent No. 227554
			IN 7348/DELNP/2013	Pending
			JP 2013-550649	Granted JP Patent No. 6126993
			KR 10-2013-7021818	Pending
			MX/a/2013/008358	Granted MX Patent No. 344120
			MY PI2013002729	Allowed
			NZ 614460	Granted NZ Patent No. 614460
			NZ Div1 709927 (precautionary)	Abandoned
			RU 2013138563	Granted RU Patent No. 2623174
			~~SG 2013 05549-6~~	Abandoned
			SG Div1 10201600435	Pending
			ZA 2013/06236	Pending
		~~PCT2~~	~~PCT/US2012/022127 January 20, 2012 (B+T cell Ag combos)~~	Abandoned in favor of PCT 1 Nat’l Phase Published: WO2012/100233 July 26, 2012 30 Month Nat’l Phase: July 20, 2013
			~~AU 2012 207088~~	Abandoned
FUSED ANTIGEN VACCINES AND COMPOSITIONS AGAINST STREPTOCOCCUS PNEUMONIAE (S. pneu 001d family) aka CMCC 2409	Flechtner Malley (Genocea; Boston Children’s Hospital)	PROV 1	61/589,267 January 20, 2012 (T cell Ag fusions)	Converted
		PCT 1	PCT/US2013/022309 January 18, 2013 (T cell Ag fusions w/ GAGA data)	Pending Published/republished: WO2013/109995 July 25, 2013 and September 12, 2014 30 Month Nat’l Phase July 18, 2014
			AU 2013209513	Accepted Oct 5, 2017
			~~CA 2897020~~	Abandoned (can reinstate by Jan 18, 2019)
			EP 13738798.1	Pending EPO Pub No. 2804627 November 26, 2014
			JP 2014-553490	Pending
			JP Div1 2017-91198 (precautionary)	Pending
			US 14/373,179	Issued US Patent No. 9,765,125 September 19, 2017 (expires January 20, 2032; terminal disclaimer against ‘294 patent) (Maintenance fee due 2021) Published: US2015/0056239 February 5, 2015
		~~PCT2~~	~~PCT/US2013/022311 January 18, 2013 (T cell Ag fusions w/out GAGA data)~~	Abandoned in favor of PCT 1 No publication
~~FUSED ANTIGEN VACCINES AND COMPOSITIONS AGAINST STREPTOCOCCUS PNEUMONIAE (S. pneu 001e family: limited B+T cell Ag fusions)~~	~~Maisonneuve Briles Munzer (PATH; U Alabama; Genocea)~~	~~PROV 1~~	~~61/676,276 July 26, 2012~~	Converted
		~~PCT4-~~	~~PCT/US2013/052352 July 26, 2013~~	Abandoned Jan 2015 Published: WO 2014/018904 January 30, 2014 30 Month Nat’l Phase: January 26, 2015

Patents and Patent Applications II: Lipidation as Th17 Adjuvant

TITLE	INVENTORS (ASSIGNEE)	APP TYPE	SERIAL NO. FILING DATE	STATUS ISSUE, PUB’N, 30 MONTH NAT’L PHASE DATES
TH17 ADJUVANT 001: GENOCEA CO-OWNED WITH BCH AND ABANDONED
~~INDUCTION OF TH17 IMMUNE RESPONSE~~	~~Giorahn Malley (Genocea; Boston Children’s Hospital)~~	~~PROV~~	61/609 171 March 9, 2012	Converted
		~~PCT4~~	PCT/US2013/029907 March 8, 2013	Abandoned Published: WO 2013/134656 September 12, 2013 30 Month Nat’l Phase September 9, 2014

Genocea Biosciences Intellectual Property:
Antigen Discovery Platform (ATLAS™) and Immuno-Oncology
Patents and Patent Applications I: Antigen Discovery Platform (ATLAS™)

TITLE	INVENTORS (ASSIGNEE)	APP TYPE	SERIAL NO. FILING DATE	STATUS ISSUE, PUB’N, 30 MONTH NAT’L PHASE DATES
ANTIGEN DISCOVERY PLATFORM 001: IN-LICENSED
BACTERIA EXPRESSING NONSECRETED CYTOLYSIN AS INTRACELLULAR MICROBIAL DELIVERY VEHICLES TO EUKARYOTIC CELLS (PARENT) INTRACELLULAR DELIVERY VEHICLES (CONTINUATIONS)	Portnoy Higgins (U California)	PAR	US 09/133,914 August 13, 1998	Issued, Re-examined US Patent 6,004,815 December 21, 1999 (expires August 13, 2018; no PTA) Re-examination No. 90/008,860 Re-exam Certificate: October 14, 2008
		CONT 1	US 09/469,197 [December 21, 1999]	Issued, Re-examined US Patent 6,287,556 September 11, 2001 (expires August 13, 2018; no PTA) Re-examination No. 90/008,859 Re-exam Certificate: October 14, 2008
		CONT 2	US 09/949,109 [September 7, 2001]	Issued, Re-examined US Patent 6,599,502 July 29, 2003 (expires August 13, 2018; no PTA) Re-examination No. 90/008,857 Re-exam Certificate: October 14, 2008
		~~CONT 3~~	~~US 10/627,452 [July 25, 2003]~~	Abandoned in favor of CONT4 Published: US 2004/115221 June 17, 2004
		~~CONT 4~~	~~US 11/861,413 [September 26, 2007]~~	Abandoned Published: US 2008/166366 July 10, 2008
		~~PCT4-~~	~~PCT/US1999/18466 August 13, 1999~~	Nationalized Published: WO 2000/09733 February 24, 2000
			~~AU, CA, EP, JP~~	Abandoned EPO Pub No.1105512 June 13, 2001
ANTIGEN DISCOVERY PLATFORM 002: IN-LICENSED
COMPOSITIONS AND METHODS OF IDENTIFYING ANTIGENS

(aka HU2659; covers both antigen screening methods and single Chlamydia antigen CT788)
License to Type I Licensed Products (comprising Harvard Chlamydia antigens) terminated by Genocea December 8, 2014, fully effective March 8, 2015—applies to any residual claims to CT788 in HU2659
	Higgins Gierahn Roan Starnbach (Harvard U)	PROV 1	US 60/775,462 February 21, 2006	Converted
		PROV 2	US 60/817,471 June 29, 2006	Converted
		PCT 1	PCT/US2007/004675 February 21, 2007	Nationalized Published: WO 2007/098255 August 30, 2007 30 Month Nat’l Phase: August 21, 2008
			AU 2007217515	Granted AU Patent No. 2007-217515
			CA 2642748	Granted CA Patent No. 2642748
			CA Div1 2954644 [January 12, 2017]	Pending
			~~EP 07751440.4 (CT788 only)~~	Abandoned ~~Granted EP Patent 2 024 538 November 14, 2012 Validated: CH, DE, FR, GB, NL~~
			EP Div1 12006532.1 [September 17, 2012]	Granted EP Patent 2 537 932 Validated: BE, CH, DE, FR, GB, IR, NE
			EP Div2 16158036.0	Pending EPO Pub No. 3042958 July 13, 2016
			US 12/224,074 [August 15, 2008]	Issued US Patent 9,051,564 June 9, 2015 (expires December 7, 2031, incl. 1750 days of PTA) Published: US 2011/0076288 March 31, 2011
			US CONT1 14/705,815 [May 6, 2015]	Issued US Patent 9,920,314 March 20, 2018 (expires June 19, 2028, incl. 484 days of PTA) Published: US 2016/0090589 March 31, 2016
			US CONT2 15/894,537 [February 12, 2018]	Pending
			~~CN, IN~~	Abandoned
ANTIGEN DISCOVERY PLATFORM 003: GENOCEA-OWNED
ANTIGEN SCREENING SYSTEM	Flechtner Gierahn (Genocea)	PROV 1	US 61/077,323 July 1, 2008	Converted
		PAR	US 12/496,171 July 1, 2009	Issued US Patent 8,313,894 November 20, 2012 (expires August 20, 2030, incl. 415 days of PTA) Published: US 2010/0048418 February 25, 2010
		CONT 1	US 13/627,332 [September 26, 2012]	Issued US Patent 9,045,791 June 2, 2015 (expires Aug 23, 2029, incl. 53 days of PTA) Published US 2013/0102496 April 25, 2013
		CONT 2	US 14/700,573 [Apr 30, 2015]	Issued US Patent 9,873,870 Jan 23, 2018 (expires July 1, 2029; no PTA, terminal disclaimer against PAR) Published: US 2016/0083717 March 24, 2016
		DIV1	US 15/846,602 [Dec 19, 2017]	Pending
		PCT 1	PCT/US2009/049406 July 1, 2009	Nationalized Published: WO 2010/002993 January 7, 2010 30 Month Nat’l Phase: January 3, 2011
			AU 2009266924	Granted AU Patent No. 2009-266924
			AU Div1 2016201551 [March 10, 2016]	Pending
			CA 2728927	Allowed as of May 26, 2017
			CA Div1 2987102 [December 19, 2017]	Pending
			EP 09774443.7	Pending EPO Pub. No. 2300828 March 30, 2011
Patents and Patent Applications II: Immuno-Oncology

TITLE	INVENTORS (ASSIGNEE)	APP TYPE	SERIAL NO. FILING DATE	STATUS ISSUE, PUB’N, 30 MONTH NAT’L PHASE DATES
IMMUNO-ONCOLOGY 001: GENOCEA-OWNED
TREATMENT METHODS	Flechtner Broom	PROV 1	US 62/473,899 March 20, 2017	Converted
	(Genocea)	PROV 2	US 62/484,258 April 11, 2017	Converted
		PROV 3	US 62/583,233 November 8, 2017	Converted
		PAR	US 15/927,067 March 20, 2018	Pending
		PCT	PCT/US2018/023442 March 20, 2018	Pending 30-month Nat’l Phase: September 20, 2019

Genocea Biosciences Intellectual Property:
Other HSV-2 Programs (not GEN-003)
Patents and Patent Applications I: HSV-2 Prophylactic and DNA Vaccine Programs

TITLE	INVENTORS (ASSIGNEE)	APP TYPE	SERIAL NO. FILING DATE	STATUS ISSUE, PUB’N, 30 MONTH NAT’L PHASE DATES
HSV-2 002: GENOCEA-OWNED
VACCINES AGAINST HERPES SIMPLEX VIRUS TYPE 2: COMPOSITIONS AND METHODS FOR ELICITING AN IMMUNE RESPONSE

(Construct for potential prophylactic vaccine composition. Às of December 18, 2017: abandon this family except for issued US patent. CPi instructed December 21, 2017 to NOT pay annuities/maintenance except for issued US patent.)
	Long Flechtner Skoberne (Genocea)	PROV 1	US 61/417,089 November 24, 2010	Converted
		PCT 1	PCT/US2011/062120 November 23, 2011	Nationalized Published/republished: WO 2012/074881 June 7, 2012 and September 13, 2012 30 Month Nat’l Phase: May 24, 2013
			AU 2011 336894	Granted AU Patent No. 2011-336894
			CA 2856697	Pending
			EP 11844992.5	Pending EPO Pub No. 2643014 October 12, 2013
			JP 2013-541060	Granted JP Patent No. 6055776
			US 13/989,119 (Maintenance fee due 2021)	Issued US Patent 9,782,474 Oct 10, 2017 (expires November 23, 2031; no PTA) Published: US2013/0337000 December 24, 2013
HSV-2 003:
NUCLEIC ACID VACCINES AGAINST HERPES SIMPLEX VIRUS TYPE 2: COMPOSITIONS AND METHODS FOR ELICITING AN IMMUNE RESPONSE	Long Flechtner Skoberne (Genocea)	PROV 1	US 61/563,507 November 23, 2011	Converted
		PCT 1	PCT/US2012/066241 November 21, 2012	Pending Published WO 2013/078299 May 30, 2013 30 Month Nat’l Phase: May 23, 2014
			AU 2012 340712	Granted AU Patent No. 2012-2340712
			CA 2,885,693	Pending
			EP 12851895.8	Pending EPO Pub No. 2782597 October 1, 2014
			JP 2014-543554	Granted JP Patent No. 6199878
			US 14/360,137	Issued US Patent 9,624,273 April 18, 2017 (expires November 21, 2032; no PTA) Published: US 2014/0328870 November 6, 2014

TRADEMARKS
Registered Marks:

•	GENOCEA BIOSCIENCES and “Macy” design

o	Int’l Class 42: Research and development of vaccines

o	Service Mark Registration No. 3,627,700 (May 26, 2009)

o	First use/in commerce December 2008

o	US Application Serial No. 77/232,690

•	“Macy” design

o	Int’l Class 42: Research and development of vaccines

o	Service Mark Registration No. 3,627,701 (May 26, 2009)

o	First use/in commerce December 2008

o	US Application Serial No. 77/232,698

•	“Macy” design

o	Int’l Class 5: Vaccines

o	Service Mark Registration No. 4,671,241 (January 13, 2015)

o	First use in commerce June 2014

o	US Application Serial No. 86/304,063

o
also WIPO Madrid Protocol Registration No. 1 230 976 (November 4, 2014) for AU, CN, CTM (EU), IN, IL, JP, MX, NZ, NO, KR, RU, SG, CH, TR; and foreign applications/registrations under Paris Convention for AR, BR, CA, ID, MY, TH, VZ, ZA

•	GENOCEA

o	Int’l Class 5: Vaccines

o	Int’l Class 42: Research and development of vaccines

o	Service Mark Registration No. 4,801,942 (September 1, 2015)

o	First use/in commerce August 2012

o	US Application Serial No. 86/181,328;

o
also WIPO Madrid Protocol Registration No. 1 218 398 (June 18, 2014) for AU, CN, CTM (EU), IN, IL, JP, MX, NZ, NO, KR, RU, SG, CH, TR; and foreign applications/registrations under Paris Convention for AR, BR, CA, ID, MY, TH, VZ, ZA

LICENSES

Other Party:	Agreement type:	Effective Date:	Covers:
Regents of the University of California aka UC Berkeley	Exclusive License [commercial use; all fields]	Aug 18, 2006 [expires with patent rights on Aug 13, 2018]	Use of Listeriolysin (LLO), antigen screening, delivery: US Patents 6,004,815; 6,287,556; 6,599,502; and now- abandoned continuation app’s
President and Fellows of Harvard College
Exclusive License [commercial use; Type I, Type II Products and Services, not limited by field]

Amended and Restated License Agreement [commercial use; Type I, Type II Licensed Products and Services, not limited by field]

Partial Termination Letter
Nov 30, 2007 [superseded] Nov 19, 2012 [expires with patent rights Dec 7, 2031 in US; Feb 21, 2027 exUS] Dec 8, 2014 [fully effective Mar 8, 2015]
Harvard Case No. HU2659 (PCT/US07/004675)
[also Chlamydia antigens: HU2847(PCT/US08/009282) and HU3095 (PCT/US08/013298)]

See above

Terminates license to Type I Licensed Products only, ie Chlamydia antigens: HU2847 (PCT/US08/009282 family); HU3095 (PCT/US08/013298 family); and residual claims to CT788 in HU2659 family

GEN-004 (Streptococcus pneumoniae) Program

Children’s Medical Center Corporation dba Children’s Hospital Boston (CHB) aka Boston Children’s Hospital	Exclusive License Agreement [commercial use; prevention and treatment of S. pneu] Amendment No. 1 Amended and Restated Exclusive License Agreement Side Letter	Feb 18, 2010 [superseded] Mar 30, 2011 [superseded] Mar 29, 2012 [expires with patent rights of CMCC 2409 on Jan 18, 2033] Mar 23, 2012	Jointly-owned applications on SPN antigens. Updates table of licensed IP Jointly-owned applications on SPN antigens. Clarifies share of sublicense payments

GEN-003 (HSV-2) Program

University of Pennsylvania
Tangible Research Materials License Agreement

Tangible Research Materials License Agreement

Tangible Research Materials License Agreement

Tangible Research Materials License Agreement

Memorandum of Understanding
May 4, 2009 [expires May 4, 2019] Oct 7, 2014 [expires Oct 7, 2024] Aug 21, 2015 [expires Aug 21, 2025] Sept 24, 2015 [expires Sept 24, 2025] Oct 27, 2015 [expires Aug 21, 2025]
gD2t construct

Hybridoma producing mAb against gH/gL; also rabbit polyclonal Abs and protein

Six hybridomas producing mAbs to gD2 (eventually for lot release of product)

gH/gL purified protein

Terms for a commercial license to any of 7 hybridomas against gD2; elect license during term of TRM license above

Expression Systems, LLC	Commercial License Agreement	Aug 15, 2013 [Annual fees due until Sept 2022]	BestBac baculovirus expression vector
Galen Research Ltd	License of Copyright	July 20, 2015 [signed July 29, 2015; “for duration of study and thereafter (for) marketing”]	Recurrent Genital Herpes Quality of Life Questionnaire, Herpes Symptom Checklist, and Herpes Outbreak Impact Questionnaire
Northwestern University	Materials License Agreement Side Letter	Dec 17, 2015 [retroactive to June 1, 2011; expires June 1, 2021] Aug 16, 2016	Herpes virus reporter constructs HSV-2 333/Gal and HSV-1 KOS/tk12 (Dr. Richard Longnecker lab) Authorizes transfer to CRO

Adjuvants

Isconova AB, now Novavax, Inc.	License and Collaboration Agreement + Exhibits + Amendments Amendment No. 1 Amendment No. 2 Amendment No. 3 Amendment No. 4 Amendment No. 5 Amendment No. 6	Aug 5, 2009 Mar 19, 2010 June 18, 2010 [confirmed June 24, 2010] Aug 17, 2010 Aug 16, 2011 Oct 19, 2011 Feb 6, 2012
Matrix-M2: research collaboration, manufacturing and supply

Cost of clinical supplies

Selection of Genocea exclusive and non-exclusive fields

Replacement excluded field

Replacement exclusive and non-exclusive fields

Extension of time

Revision of cost

Oncovir, Inc.	License and Supply Agreement	Jan 26, 2018 [active until terminated; Royalty Term expires Dec 2028]	Supply of Hiltonol (poly IC-LC adjuvant); Oncovir IP (US 7,439,349; US 7,834,064; US 8,592,391; EP 1778186)

EXHIBIT E
BORROWER’S DEPOSIT ACCOUNTS AND INVESTMENT ACCOUNTS

ACCOUNT	ACCOUNT DETAILS
HRA	[* * *]
SVB Analysis Checking	[* * *]
SVB Collateral MMA	[* * *]
SVB Asset Management (MM & Treasuries)	[* * *]
Oppenheimer (MM & CDs)	[* * *]
Oppenheimer	[* * *]

[Borrower please update accordingly]
EXHIBIT F
COMPLIANCE CERTIFICATE
Hercules Capital, Inc.
400 Hamilton Avenue, Suite 310
Palo Alto, CA 94301
Reference is made to that certain Amended and Restated Loan and Security Agreement dated [ ], 2018 and all ancillary documents entered into in connection with such Amended and Restated Loan and Security Agreement all as may be amended from time to time, (hereinafter referred to collectively as the “Loan Agreement”) by and among Hercules Capital, Inc., the several banks and other financial institutions or entities from time to time party thereto (collectively, the “Lender”) and Hercules Capital, Inc., as agent for the Lender (the “Agent”) and Genocea Biosciences, Inc. (the “Borrower”) as Borrower. All capitalized terms not defined herein shall have the same meaning as defined in the Loan Agreement.
The undersigned is an officer of the Borrower, knowledgeable of all Borrower financial matters, and is authorized to provide certification of information regarding the Borrower; hereby certifies in his/her individual capacity as an officer of the Borrower and not in his/her individual capacity that in accordance with the terms and conditions of the Loan Agreement, the Borrower is in compliance for the period ending ___________ of all covenants, conditions and terms and hereby reaffirms that all representations and warranties contained therein are true and correct in all material respects on and as of the date of this Compliance Certificate with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, after giving effect in all cases to any standard(s) of materiality contained in the Loan Agreement as to such representations and warranties. Attached are the required documents supporting the above certification. The undersigned further certifies that these are prepared in accordance with GAAP (except for the absence of footnotes with respect to unaudited financial statement and subject to normal year end adjustments) and are consistent from one period to the next except as explained below.

REPORTING REQUIREMENT	REQUIRED	CHECK IF ATTACHED
Interim Financial Statements	Monthly within 30 days
Interim Financial Statements	Quarterly within 45 days for first three quarters/ Form 10-Q
Audited Financial Statements	FYE within 150 days/Form 10-K
FINANCIAL COVENANT	REQUIRED	ACTUAL
Liquidity
Lesser of (i) the aggregate principal amount of the Term Loan Advance outstanding, or (ii) one hundred percent (100%) of all Eligible Cash of Borrower and its Subsidiaries. For purposes of clarity, if Eligible Cash is less than the aggregate principal amount of the Term Loan Advance outstanding, Securities Corporation shall hold no Eligible Cash

Has the Borrower received any written notice or claim, oral notice or claim, challenging or questioning Borrower’s ownership in any Intellectual Property material to Borrower’s business (or written notice of any claim challenging or questioning the ownership in any licensed Intellectual Property material to Borrower’s business of the owner thereof) or suggesting that any third party has any claim of legal or beneficial ownership with respect thereto? If yes, provide details below:

		Yes	No
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
The undersigned hereby also confirms the below disclosed accounts represent all depository accounts and securities accounts presently open in the name of each Borrower or Subsidiary or Affiliate, as applicable.

		Depository AC #	Financial Institution	Account Type (Depository / Securities)	Last Month Ending Account Balance	Purpose of Account
BORROWER Name/Address:
1
2
3
4
5
6
7

BORROWER SUSIDIARY / AFFILIATE COMPANY Name/Address
1
2
3
4
5
6
7

Very Truly Yours,
GENOCEA BIOSCIENCES, INC.

By:	____________________________
Name: _____________________________

Its:	____________________________
EXHIBIT G
FORM OF JOINDER AGREEMENT
This Joinder Agreement (the “Joinder Agreement”) is made and dated as of [ ], 20[ ], and is entered into by and between__________________., a ___________ corporation (“Subsidiary”), and HERCULES CAPITAL, INC., a Maryland corporation (as “Agent”).
RECITALS
A. Subsidiary’s Affiliate, GENOCEA BIOSCIENCES, INC. (“Borrower”) [has entered/desires to enter] into that certain Amended and Restated Loan and Security Agreement dated [ ], 2018, with the several banks and other financial institutions or entities from time to time party thereto as lender (collectively, the “Lender”) and Agent, as such agreement may be amended (the “Loan Agreement”), together with the other agreements executed and delivered in connection therewith;
B. Subsidiary acknowledges and agrees that it will benefit both directly and indirectly from Borrower’s execution of the Loan Agreement and the other agreements executed and delivered in connection therewith;
AGREEMENT
NOW THEREFORE, Subsidiary and Agent agree as follows:

1.	The recitals set forth above are incorporated into and made part of this Joinder Agreement. Capitalized terms not defined herein shall have the meaning provided in the Loan Agreement.

2.
By signing this Joinder Agreement, Subsidiary shall be bound by the terms and conditions of the Loan Agreement the same as if it were the Borrower (as defined in the Loan Agreement) under the Loan Agreement, mutatis mutandis, provided however, that (a) with respect to (i) Section 5.1 of the Loan Agreement, Subsidiary represents that it is an entity duly organized, legally existing and in good standing under the laws of [ ], (b) neither Agent nor Lender shall have any duties, responsibilities or obligations to Subsidiary arising under or related to the Loan Agreement or the other agreements executed and delivered in connection therewith, (c) that if Subsidiary is covered by Borrower’s insurance, Subsidiary shall not be required to maintain separate insurance or comply with the provisions of Sections 6.1 and 6.2 of the Loan Agreement, and (d) that as long as Borrower satisfies the requirements of Section 7.1 of the Loan Agreement, Subsidiary shall not have to provide Agent separate Financial Statements. To the extent that Agent or Lender has any duties, responsibilities or obligations arising under or related to the Loan Agreement or the other agreements executed and delivered in connection therewith, those duties, responsibilities or obligations shall flow only to Borrower and not to Subsidiary or any other Person or entity. By way of example (and not an exclusive list): (i) Agent’s providing notice to Borrower in accordance with the Loan Agreement or as otherwise agreed among Borrower, Agent and Lender shall be deemed provided to Subsidiary; (ii) a Lender’s providing an Advance to Borrower shall be deemed an Advance to Subsidiary; and (iii) Subsidiary shall have no right to request an Advance or make any other demand on Lender.

3.
Subsidiary agrees not to certificate its equity securities without Agent’s prior written consent, which consent may be conditioned on the delivery of such equity securities to Agent in order to perfect Agent’s security interest in such equity securities.

4.
Subsidiary acknowledges that it benefits, both directly and indirectly, from the Loan Agreement, and hereby waives, for itself and on behalf on any and all successors in interest (including without limitation any assignee for the benefit of creditors, receiver, bankruptcy trustee or itself as debtor-in-possession under any bankruptcy proceeding) to the fullest extent provided by law, any and all claims, rights or defenses to the enforcement of this Joinder Agreement on the basis that (a) it failed to receive adequate consideration for the execution and delivery of this Joinder Agreement or (b) its obligations under this Joinder Agreement are avoidable as a fraudulent conveyance.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]
[SIGNATURE PAGE TO JOINDER AGREEMENT]
SUBSIDIARY:
_________________________________.

By:
Name:
Title:
Address:

Telephone: ___________
Facsimile: ____________
AGENT:
HERCULES CAPITAL, INC.

By:____________________________________
Name:__________________________________
Title: ___________________________________

Address:
400 Hamilton Ave., Suite 310
Palo Alto, CA 94301
Facsimile: 650-473-9194
Telephone: 650-289-3060
EXHIBIT H
ACH DEBIT AUTHORIZATION AGREEMENT
Hercules Capital, Inc.
400 Hamilton Avenue, Suite 310
Palo Alto, CA 94301
Re: Amended and Restated Loan and Security Agreement dated April [______], 2018, and as amended from time to time by and among Genocea Biosciences, Inc. (“Borrower”), Hercules Capital, Inc., as agent (“Agent”) and the lenders party thereto (collectively, the “Lender”) (the “Agreement”)
In connection with the above referenced Agreement, Borrower hereby authorizes Agent to initiate debit entries for (i) the periodic payments due under the Agreement and (ii) out-of-pocket legal fees and costs incurred by Agent or Lender pursuant to Section 11.11 of the Agreement to Borrower’s account indicated below. Borrower authorizes the depository institution named below to debit to such account.

DEPOSITORY NAME SILICON VALLEY BANK	BRANCH 3003 TASMAN DRIVE
CITY SANTA CLARA	STATE AND ZIP CODE CALIFORNIA, 95054
TRANSIT/ABA NUMBER 121140399	ACCOUNT NUMBER 3300542794

This authority will remain in full force and effect so long as any amounts are due under the Agreement.

GENOCEA BIOSCIENCES, INC.
_________________________________________
(Borrower)(Please Print)
By: _________________________________________
Date: ________________________________________

Acknowledged and agreed to:
AGENT:
HERCULES CAPITAL, INC.

By:___________________________________
Name:_________________________________
Title: _________________________________
LENDER:
HERCULES CAPITAL, INC.

By:___________________________________
Name:_________________________________
Title: _________________________________

Address:
400 Hamilton Ave., Suite 310
Palo Alto, CA 94301
Facsimile: 650-473-9194
Telephone: 650-289-3060
SCHEDULE 1
SUBSIDIARIES
Genocea Securities Corp., a Massachusetts securities corporation.

SCHEDULE 1.1
COMMITMENTS

LENDER	TERM COMMITMENT
HERCULES CAPITAL, INC.	$14,000,000
TOTAL COMMITMENTS	$14,000,000

SCHEDULE 1A
EXISTING PERMITTED INDEBTEDNESS

None.

SCHEDULE 1B
EXISTING PERMITTED INVESTMENTS

None.

SCHEDULE 1C
EXISTING PERMITTED LIENS

None.

SCHEDULE 5.3
CONSENTS, ETC.

None.

SCHEDULE 5.5
ACTIONS BEFORE GOVERNMENTAL AUTHORITIES

Emerson v. Genocea Biosciences et al., U.S. District Court (Mass.), Civil Action No. 17-cv-12137-PBS. In 2017, three purported shareholders filed placeholder complaints against the Borrower and certain of its officers alleging violations of the federal securities laws in connection with with the Borrower’s disclosures related to GEN-003, a Phase 3-ready investigational immunotherapy for the treatment of genital herpes infections. On February 12, 2018, the Court appointed the Genocea Investor Group (a group of five purported shareholders) as lead plaintiff in the consolidated proposed class action, and appointed Scott+Scott LLP, Levi & Korsinsky LLP, and Block & Leviton LLP as lead counsel. The lead plaintiff filed an amended complaint on March 30, 2018. The defendants anticipate filing a motion to dismiss on May 14, 2018, and intend to contest the case vigorously.

Kahr v. William Clark et al., U.S. District Court (Del.), Civil Action No. 18-cv-00186-UNA. On January 31, 2018, Barry Kahr, a purported Company shareholder, filed a putative shareholder derivative complaint against certain of the Borrower’s officers and directors, naming the Borrower as a derivative defendant. The complaint alleges violations of the Securities Exchange Act of 1934 and Rule 14a-9 in connection with disclosures made in the Borrower’s Schedule 14A Proxy Statement, filed with the SEC on April 21, 2017. The complaint also alleges claims for breach of fiduciary duty, unjust enrichment, and waste of corporate assets. No defendant has been served in this action.

SCHEDULE 5.8
TAX MATTERS

None.

SCHEDULE 5.10
INTELLECTUAL PROPERTY

None.
2285337.4